                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Washington Mutual, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            [WASHINGTON MUTUAL LOGO]

                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101

                                 MARCH 21, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Washington Mutual shareholders that will be held on Tuesday, April 17, 2001, at 2:00 p.m., in Ballroom 6E of the Washington State Convention and Trade Center, 900 Convention Place at Ninth Avenue and Pike Street, Seattle, Washington. I look forward to greeting as many of our shareholders as possible.

     As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors, proposed amendments to the Equity Incentive Plan and Bonus and Incentive Plan for Executive Officers and Senior Management, and the ratification of the appointment of the independent auditors for 2001. Please read the attached Proxy Statement carefully for information on the matters shareholders are being asked to consider and vote on.

     In addition to these specific matters, there will be a report on the progress of Washington Mutual and an opportunity to ask questions of general interest to shareholders.

     Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.

                                          Sincerely,

                                          /s/ Kerry K. Killinger

                                          Kerry K. Killinger
                                          Chairman, President and Chief
                                          Executive Officer

                            WASHINGTON MUTUAL, INC.
                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 17, 2001
                            ------------------------

To the Shareholders of Washington Mutual, Inc.:

     The Annual Meeting of Shareholders of Washington Mutual, Inc. will be held on Tuesday, April 17, 2001, at 2:00 p.m., in Ballroom 6E of the Washington State Convention and Trade Center, 900 Convention Place at Ninth Avenue and Pike Street, Seattle, Washington, for the following purposes:

     1. To elect five directors for a term of three years and one director for a term of one year;

     2. To amend the Company's Equity Incentive Plan;

     3. To amend the Company's Bonus and Incentive Plan for Executive Officers and Senior Management;

     4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for 2001; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     YOUR BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE FOR ITEMS 1, 2, 3 AND 4.

     All of these proposals are more fully described in the Proxy Statement which follows. Shareholders of record at the close of business on March 2, 2001, will be entitled to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          /s/ William L. Lynch
                                          William L. Lynch
                                          Secretary

March 21, 2001

                                   IMPORTANT

     Whether or not you expect to attend in person, we urge you to vote your proxy at your earliest convenience via the internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save Washington Mutual the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

                                    CONTENTS

                                                                       PAGE
                                                                       ----
Proxy Statement......................................................    1
General Information for Shareholders.................................    1
ITEM 1.  Election of Directors.......................................    2
Principal Holders of Common Stock....................................    7
Security Ownership of Directors and Executive Officers...............    8
Executive Compensation...............................................   10
Pension Plans and Agreements.........................................   13
Certain Relationships and Related Transactions.......................   15
Report of the Compensation and Stock Option Committee................   16
Report of the Audit Committee........................................   20
Principal Accountant's Fees..........................................   20
Performance Graph....................................................   21
Section 16(a) Beneficial Ownership Reporting Compliance..............   22
ITEM 2.  Amendment of the Company's Equity Incentive Plan............   22
ITEM 3.  Amendment of the Company's Bonus and Incentive Plan for
         Executive Officers and Senior Management....................   25
ITEM 4.  Ratification of Appointment of Independent Auditors.........   28
Annual Report........................................................   28
Shareholder Proposals for the 2002 Annual Meeting....................   29
Other Matters........................................................   29

                            WASHINGTON MUTUAL, INC.
                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101
                         ------------------------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 17, 2001
                         ------------------------------

     THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 17, 2001, AT 2:00 P.M., AND AT ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS. THE COMPANY ANTICIPATES THAT THE NOTICE, THIS PROXY STATEMENT AND THE FORM OF PROXY ENCLOSED WILL FIRST BE SENT TO ITS SHAREHOLDERS ON OR ABOUT MARCH 21, 2001.
--------------------------------------------------------------------------------

  WHO CAN VOTE                                                   HOW YOU CAN VOTE
      Only shareholders of record at the close of business on    If you hold your shares as a shareholder of record, you
  March 2, 2001 will be entitled to vote at the Annual Meeting.  can vote in person at the Annual Meeting or you can vote
  As of March 2, 2001, the Company had 583,802,776 shares of     via the internet, by telephone or by mail as instructed
  Common Stock ("Common Stock") outstanding (including           by the enclosed proxy card. Whichever method you use,
  12,000,000 shares of Common Stock held in escrow) and          the proxies identified on the back of the proxy card
  2,000,000 Premium Income Equity Securities ("PIES") out-       will vote the shares of which you are the shareholder of
  standing. Each share of Common Stock is entitled to one vote   record in accordance with your instructions. If you
  per share and each PIES (by virtue of the share of Series H    submit a proxy card without giving specific voting
  Preferred Stock pledged to secure the obligations comprising   instructions, the proxies will vote the shares as
  each PIES) is entitled to one-tenth vote per PIES for each of  recommended by the Board of Directors.
  the items properly presented at the Annual Meeting.
                                                                 If you own your shares through a brokerage account or in
  WHAT YOU ARE VOTING ON                                         another nominee form, you must provide instructions to
                                                                 the broker or nominee as to how your shares should be
      You are voting on:                                         voted. Your broker or nominee will generally provide you
                                                                 with the appropriate forms at the time you receive this
      - The election of five directors for a term of three       Proxy Statement and the annual report. If you own your
        years (Anne V. Farrell, Stephen E. Frank, Enrique Her-   shares through a brokerage account or nominee, you
        nandez, Jr., Mary E. Pugh and William D. Schulte) and    cannot vote in person at the Annual Meeting unless you
        one director for a term of one year (William P.          receive a proxy from the broker or the nominee.
        Gerberding).
                                                                 HOW YOU MAY REVOKE OR CHANGE YOUR VOTE
      - The amendment of the Company's Equity Incentive Plan.
                                                                 If you are the record owner of your shares, you may
      - The amendment of the Company's Bonus and Incentive Plan  revoke your proxy at any time before it is voted at the
        for Executive Officers and Senior Management.            Annual Meeting (1) by submitting a new proxy card, (2)
                                                                 by delivering written notice to the Secretary of the
      - The ratification of the appointment of Deloitte &        Company before April 17, 2001, stating that you are
        Touche LLP as independent auditors for 2001.             revoking your proxy, or (3) by attending the Annual
                                                                 Meeting and voting your shares in person. Attendance at
  VOTES REQUIRED/VOTING PROCEDURES                               the Annual Meeting will not, in itself, constitute
                                                                 revocation of your proxy.
      Under Washington law, any shareholder action at a meet-
  ing requires that a quorum exist with respect to that action.  COSTS OF SOLICITATION
  A quorum for the actions to be taken at the Annual Meeting
  will consist of a majority of the outstanding shares of        The Company will bear the cost of preparing, printing
  Common Stock entitled to vote, present in person or by proxy   and mailing material in connection with this
  at the Annual Meeting. Shareholders of record who are present  solicitation of proxies. In addition to mailing
  at the Annual Meeting in person or by proxy and who abstain,   material, officers and regular employees of the Company
  including brokers holding customers' shares of record who      may, without being additionally compensated, solicit
  cause abstentions to be recorded at the Annual Meeting, are    proxies personally and by mail, telephone, telegram or
  considered shareholders who are present and entitled to vote,  facsimile. The Company will reimburse banks and brokers
  and will count toward the quorum.                              for their reasonable out-of-pocket expenses related to
                                                                 forwarding proxy material to beneficial owners of stock
      If a quorum exists at the Annual Meeting, each action      or otherwise in connection with this solicitation. The
  proposed will be approved if the number of votes cast in       Company has retained Georgeson Shareholder
  favor of the proposed action exceeds the number of votes cast  Communications Inc. to assist in the solicitation at a
  against it. Consequently, abstentions and broker non-votes     cost of approximately $10,000, plus reasonable
  will have no impact on any of the proposals set forth in the   out-of-pocket expenses.
  Notice of Annual Meeting.
                                                                 WHO WILL COUNT THE VOTE
  WASHINGTON MUTUAL PLANS
                                                                 Proxies and ballots will be received and tabulated by
      If you are a participant in the Equity Incentive Plan,     Automated Data Processing.
  the Retirement Savings and Investment Plan ("RSIP"), the Em-
  ployees' Stock Purchase Program or the Pioneer Savings Bank
  Employee Stock Ownership Plan and Trust, you may direct the trustee or plan administrator how to vote the number of
  shares allocated to your account. The enclosed proxy
  indicates any Common Stock allocated to your account.

--------------------------------------------------------------------------------

                         ITEM 1. ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of Washington Mutual currently consists of 18 directors, who are divided into three classes. The members of each class ordinarily serve three-year terms, with one class elected annually. The Board of Directors has nominated each of the following persons for election as a director to serve a three-year term expiring at the Company's Annual Meeting of Shareholders in the year indicated above such person's name, except that Mr. Gerberding has been nominated to serve a one-year term since he will be retiring at the Annual Meeting of Shareholders following the year in which he reaches age 72:

                                TERM ENDING 2002

                             William P. Gerberding

                                TERM ENDING 2004

                                Anne V. Farrell
                                Stephen E. Frank
                             Enrique Hernandez, Jr.
                                  Mary E. Pugh
                               William D. Schulte

     Each of the nominees has indicated that he or she is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Planning and Nominating Committee of the Board of Directors. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted in favor of the six nominees listed above.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                            VOTE "FOR" THE NOMINEES.

DIRECTORS

     The following table sets forth information regarding each of the Company's directors, including all nominees for election as a director. John W. Ellis, a current director, will retire at the Annual Meeting. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

                                                   COMPANY         EXPIRATION OF
                 NAME                    AGE    DIRECTOR SINCE    TERM AS DIRECTOR
                 ----                    ---    --------------    ----------------
Douglas P. Beighle.....................  68          1989               2003
David Bonderman........................  58          1997               2002
J. Taylor Crandall.....................  47          1997               2003
Roger H. Eigsti........................  58          1992               2002
John W. Ellis..........................  72          1970               2001
Anne V. Farrell........................  65          1994               2001
Stephen E. Frank.......................  59          1997               2001
William P. Gerberding..................  71          1979               2001
Enrique Hernandez, Jr. ................  45          1997               2001
Kerry K. Killinger.....................  51          1988               2003
Phillip D. Matthews....................  62          1998               2002
Michael K. Murphy......................  64          1985               2003
Mary E. Pugh...........................  41          1999               2002
William G. Reed, Jr. ..................  62          1970               2002
Elizabeth A. Sanders...................  55          1998               2003
William D. Schulte.....................  68          1998               2001
James H. Stever........................  57          1991               2002
Willis B. Wood, Jr. ...................  66          1997               2003

     Mr. Beighle has been a consultant to The Boeing Company since 1997. From 1981 through 1997, he held various positions at Boeing, including Senior Vice President of The Boeing Company from 1986 to 1997. Mr. Beighle serves as a director of Puget Sound Energy, Inc. and Simpson Investment Company.

     Mr. Bonderman has been Managing Director of Texas Pacific Group since 1992. He is a director of Bell & Howell Company, Inc., Continental Airlines, Inc., Co-Star Realty Information, Inc., Denbury Resources Inc., Magellan Health Services, Inc., Oxford Health Plans, Inc., Paradyne Networks, Inc., Ryanair, Ltd. and SCG Holding Corporation & Semiconductor Components Group, LLC.

     Mr. Crandall has been Chief Operating Officer and Vice President of Keystone, Inc. since August 1998, and Managing Partner of Oak Hill Capital Management, Inc., since October 1998. In addition, Mr. Crandall was a Vice President and director of National Re Holdings Corp. from 1989 until 1997 and served as Treasurer of that company until 1990. Mr. Crandall is a director of Bell & Howell Company, Inc., Specialty Foods, Inc., Sunterra Corporation and US Oncology, Inc.

     Mr. Eigsti served as Chairman and Chief Executive Officer of SAFECO Corporation from May 1993 until his retirement in December 2000. Mr. Eigsti also served as SAFECO's President from May 1989 until August 1996, Chief Operating Officer from May 1989 until January 1992, and Executive Vice President and Chief Financial Officer from February 1985 until May 1989.

     Mr. Ellis is a director of The Baseball Club of Seattle, L.P. He served as its Chairman and Chief Executive Officer from 1992 through 1999. In addition, Mr. Ellis served at Puget Sound Energy, Inc. as Chairman from 1988 until 1993 and as Chief Executive Officer from 1970 until 1993. Mr. Ellis is a director of Associated Electric & Gas Insurance Service Ltd., Puget Sound Energy, SAFECO Corporation and UTILX Corporation and Chairman Emeritus of the Seattle Mariners Baseball Club.

     Mrs. Farrell has served as President and Chief Executive Officer of The Seattle Foundation, a charitable and educational corporate foundation, since 1984. Mrs. Farrell also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment adviser to the funds is an indirect wholly owned subsidiary of Washington Mutual.

     Mr. Frank has served as Chairman, President and Chief Executive Officer of Southern California Edison, the largest subsidiary of Edison International, since June 1995. He also serves as a director of both Southern California Edison and Edison International. Mr. Frank was the President, Chief Operating Officer and a director of Florida Power and Light Company from August 1990 until June 1995. From 1988 until 1990, he was Executive Vice President and Chief Financial Officer of TRW, Inc. Mr. Frank is a director of Aegis Insurance Services, Inc., LNR Property Corporation and UNOVA, Inc.

     Mr. Gerberding serves as a director of SAFECO Corporation and is a member of the board of directors of the Seattle Opera. Mr. Gerberding served as President of the University of Washington from 1979 through 1995.

     Mr. Hernandez has been Chairman, Chief Executive Officer and President of Inter-Con Security Systems since 1984. He is also a co-founder and has been principal partner since 1988 of Interspan Communications, a television broadcast company serving Spanish-speaking audiences. Prior to becoming President of Inter-Con, he served as Vice President and Assistant General Counsel from 1984 to 1985 and as Executive Vice President from 1985 to 1986. Mr. Hernandez serves as a director of McDonald's Corporation, Nordstrom, Inc. and Tribune Company.

     Mr. Killinger has been Chairman, President and Chief Executive Officer of Washington Mutual since 1991. Mr. Killinger became President and a director in 1988, Chief Executive Officer in 1990 and Chairman of the Board of Directors in 1991. Mr. Killinger has served as a director of the Federal Home Loan Bank of Seattle since 1995 and a director of Simpson Investment Company since 1997.

     Mr. Matthews is Chairman of the Executive Committee and Lead Director of Wolverine World Wide, Inc. and served as its Chairman from 1993 through 1996. He is also Chairman of the Board of Sizzler International, Inc. Mr. Matthews was Chairman and Chief Executive Officer of The Reliable Company from 1992 to 1997.

     Mr. Murphy is President and Chief Executive Officer of CPM Development Corporation, the parent company of Central Pre-Mix Concrete Company and Inland Asphalt Company. Mr. Murphy also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment adviser to the funds is an indirect wholly owned subsidiary of Washington Mutual.

     Ms. Pugh is founder and President of Pugh Capital Management, Inc., a fixed income money management company. Prior to establishing Pugh Capital in 1991, Ms. Pugh served in a number of positions at Washington Mutual, including Senior Vice President of the Portfolio Management Division of Washington Mutual Bank from 1989 to 1991. Ms. Pugh is a director and executive committee member of the Greater Seattle Chamber of Commerce, Chair of the Community Development Roundtable and a director of the Seattle branch of the Federal Reserve Bank of San Francisco.

     Mr. Reed is Chairman of the Board of SAFECO Corporation and a director of Simpson Investment Company, the holding company for Simpson Paper Company and Simpson Timber Company. He was Chairman of Simpson Investment Company from 1971 to 1996. Mr. Reed also serves as a director of Microsoft Corporation, PACCAR, Inc. and The Seattle Times.

     Ms. Sanders is founder and Principal of The Sanders Partnership, an executive management and leadership consulting firm. Prior to 1990, she served as a Vice President and General Manager of Nordstrom, Inc. She is also a director of Advantica Restaurant Group, Inc., Wal-Mart Stores, Inc., WellPoint Health Networks Inc. and Wolverine World Wide, Inc.

     Mr. Schulte served in various positions with KPMG from 1961 until his retirement in 1990, including Managing Partner and member of the firm's management committee from 1979 to 1986 and Vice Chairman and member of the board of directors from 1986 until 1990. Mr. Schulte is a director of Parsons Corporation.

     Mr. Stever retired as Executive Vice President -- Public Policy of U S WEST, Inc. on December 31, 1996, which position he had held since January 1996. He was Executive Vice President -- Public Policy and Human Resources of U S WEST, Inc. from November 1994 to January 1996 and was Executive Vice
President -- Public Policy of U S WEST, Inc. and U S WEST Communications, Inc. from 1993 until 1994. He was President -- Public Policy of U S WEST Communications, Inc. from 1990 until 1993 and President -- Business Division from 1988 until 1990.

     Mr. Wood retired as Chairman, Chief Executive Officer and director of Pacific Enterprises, the holding company of Southern California Gas Company in 1998. Mr. Wood served in various positions, including as executive officer of Pacific Enterprises' subsidiaries since 1960. Mr. Wood is a director of American Automobile Association (AAA) and the Automobile Club of Southern California.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of Washington Mutual has an Audit Committee, a Compensation and Stock Option Committee (the "Compensation Committee"), a Loan and Investment Committee, a Corporate Development Committee, a Corporate Relations Committee and a Planning and Nominating Committee.

     The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements and to monitor and oversee the Company's internal control system, its accounting and financial reporting process, its audit function and its compliance with applicable laws and regulations. This Committee currently consists of Messrs. Beighle (Chair), Eigsti, Frank, Hernandez, Reed and Schulte.

     The Compensation Committee reviews and approves compensation policies for all employees; develops, approves and administers the salaries, bonuses and equity compensation of all executive and senior officers of Washington Mutual and its subsidiaries; reviews compensation programs and practices for the Chief Executive Officer; and has supervisory control over the administration of Washington Mutual's compensation, stock option and other equity incentive plans, its pension and retirement plans and its other benefit plans and programs. This Committee currently consists of Messrs. Ellis (Chair), Beighle, Bonderman, Stever and Wood and Ms. Sanders.

     The Loan and Investment Committee has supervisory control over all investments in, and dispositions of, securities and loans, all purchases of real estate and dispositions of property acquired by Washington Mutual (excluding the Company's premises or other real property acquired for use by the Company). This Committee currently consists of Messrs. Murphy (Chair), Crandall, Eigsti, Frank, Killinger (ex officio member), Matthews and Schulte and Ms. Pugh.

     The Corporate Development Committee was formed in December 1997 to review, on a case-by-case basis, with Washington Mutual's management all potential acquisitions presented to it. This Committee currently consists of Messrs. Killinger (Chair), Beighle, Bonderman, Ellis and Wood.

     The Corporate Relations Committee was formed in December 1997 to monitor the Company's charitable giving and community service activities, including implementation of its ten-year $120 billion commitment to community reinvestment. This Committee currently consists of Mrs. Farrell (Chair), Messrs. Gerberding, Killinger (ex officio member), Murphy and Wood and Ms. Pugh and Ms. Sanders.

     The Planning and Nominating Committee monitors Washington Mutual's operating and financial condition, reviews and approves Washington Mutual's strategic and operational plans and programs and assists the Board of Directors in policymaking functions. The Committee also recommends persons to fill vacancies on the Board of Directors and reviews the structure and operation of the Board of Directors. Pursuant to the Company's Bylaws, the Committee considers shareholder-recommended nominees for the Board of Directors, provided that such shareholder nominations must be submitted to the Company's Secretary not less than 90 days in advance of the mailing of the Proxy Statement as based on the prior year's mailing date. This Committee currently consists of Messrs. Reed (Chair), Ellis, Gerberding, Hernandez, Killinger (ex officio member), Matthews and Stever and Mrs. Farrell.

     During 2000, the Company's Board of Directors met ten times. Each director, except Mr. Bonderman, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings held by committees on which he or she served.

COMPENSATION OF DIRECTORS

     Non-employee directors are compensated for their service on the Board of Directors and any committees on which they serve. Effective January 1, 2001, each non-employee director is paid an annual retainer fee of $35,000. Each director also receives $750 for attendance at purely telephonic board meetings and $1,500 for attendance in person or by telephone at other board meetings. In addition, directors who serve on committees receive $600 for attendance at purely telephonic committee meetings and $1,200 for attendance in person or by telephone at other committee meetings, plus travel and accommodation expenses, except that Corporate Development Committee members receive an annual fee of $6,000 in lieu of any fees for committee meeting attendance. The Chairman of the Audit Committee receives an additional annual fee of $7,000; the Chairman of the Compensation Committee receives an additional annual fee of $5,000; the Chairman of the Loan and Investment Committee receives an additional annual fee of $5,000; the Chairman of the Corporate Relations Committee receives an additional annual fee of $3,000; and the Chairman of the Planning and Nominating Committee receives an additional annual fee of $3,000. Mr. Killinger receives no compensation as a director.

     Pursuant to the Washington Mutual 1994 Stock Option Plan Amended and Restated as of February 15, 2000 (the "1994 Stock Option Plan"), in December of each year each non-employee director receives a grant of options to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All such options vest on the first anniversary of the grant.

     Messrs. Frank, Hernandez and Wood have residential loans outstanding with a non-bank subsidiary of Washington Mutual. All such loans were made by Great Western Financial Corporation ("GWFC") prior to the merger of GWFC with a subsidiary of the Company in July 1997 (the "Great Western Merger") pursuant to the Great Western Home Loan Program (the "GW Home Loan Program") described in this Proxy Statement under "Certain Relationships and Related
Transactions -- Indebtedness of Management." Interest on those loans is generally at monthly adjustable rates equal to the cost of funds of Washington Mutual Bank, FA ("WMBFA"), a wholly owned subsidiary of Washington Mutual, plus 0.25%. This rate was approximately 0.82% below that on similar loans made to the general public in 2000. The economic benefit of preferential loans under the GW Home Loan Program to Messrs. Frank, Hernandez and Wood in 2000 was, respectively, $8,226, $17,646 and $8,431.

     Messrs. Frank, Hernandez and Wood are entitled to certain retirement benefits under an unfunded directors' retirement plan for which Washington Mutual has assumed responsibility as successor to GWFC. Upon termination of service on GWFC's Board of Directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the sum of the annual retainer previously paid to members of the GWFC Board plus twelve times the monthly meeting fee, both as in effect at the time of the director's termination. Benefits are payable for a period equal to the number of years that the eligible director served as a director and will be provided to the surviving spouse or other designated beneficiary following an eligible director's death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Messrs. Frank and Hernandez are entitled to receive quarterly payments of $11,650 under the plan until October 2008 and Mr. Wood is entitled to receive such payments until October 2011. Accordingly, in 2000 each of the three directors received payments aggregating $46,600 under the plan.

     Messrs. Matthews and Schulte are entitled to certain retirement benefits under an unfunded directors' retirement plan for which Washington Mutual has assumed responsibility as successor to H.F. Ahmanson & Company ("Ahmanson"). Upon termination of service on Ahmanson's Board of Directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the director's pay during the twelve month period immediately preceding retirement from such Board. Benefits are payable for a period equal to the number of years that the eligible director served as an Ahmanson director and will be provided to the surviving spouse or other designated beneficiary following an eligible director's death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Messrs. Matthews and Schulte began receiving monthly payments of $2,000 under the plan beginning April 1, 1999. Messrs. Matthews and Schulte are entitled to receive this benefit through May 2002 and September 2006, respectively.

     Messrs. Frank, Hernandez and Wood have vested balances in an unfunded deferred compensation plan for certain former directors of GWFC for which Washington Mutual has assumed responsibility as successor to GWFC. No additional compensation may be deferred under this plan. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants. Interest accrues on fund balances under the plan at enhanced rates. Those interest amounts exceeded 120% of the applicable federal long-term rate compounded annually by $2,395, $2,408 and $2,714, respectively, for Messrs. Frank, Hernandez and Wood during 2000.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The Company knows of no person that owned more than 5% of the outstanding shares of the Company's Common Stock as of March 2, 2001.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table and accompanying footnotes provide a summary of the beneficial ownership of the Common Stock as of March 2, 2001, by (i) directors,
(ii) the Company's Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.

     Each of the individuals listed below owns less than 1% of the outstanding shares and voting power of the Common Stock of the Company, except that the Company's directors and executive officers as a group hold approximately 1.97%. In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where that is not the case, voting and investment power is clarified in a footnote.

                             SHARES OF           SHARES OF           OPTIONS
          NAME            COMMON STOCK(1)   RESTRICTED STOCK(2)   EXERCISABLE(3)     TOTAL
          ----            ---------------   -------------------   --------------   ----------
Douglas P. Beighle......        22,279                885              16,000          39,164
David Bonderman.........     2,945,720(4)             885              11,500       2,958,105
J. Taylor Crandall......     2,474,189(5)             885              11,500       2,486,574
Craig S. Davis..........        28,945(6)          20,677             215,384         265,006
Roger H. Eigsti.........        20,000                885              16,000          36,885
John W. Ellis...........        43,475(7)             885              16,000          60,360
Anne V. Farrell.........         6,000(8)             885              14,500          21,385
Stephen E. Frank........         2,800                885              26,875          30,560
William P. Gerberding...         6,051(9)             885              16,000          22,936
Enrique Hernandez,
  Jr. ..................           675                885              26,875          28,435
Kerry K. Killinger......     1,219,701(10)         84,679           1,337,831       2,642,211
William A. Longbrake....       484,166(11)         23,146             252,834         760,146
Phillip D. Matthews.....         5,000                686              14,943          20,629
Michael K. Murphy.......        13,050(12)            885              16,000          29,935
Deanna W. Oppenheimer...        58,103(13)         22,528             265,070         345,701
Mary E. Pugh............         1,739                552               4,000           6,291
William G. Reed, Jr. ...        76,562(14)            885              16,000          93,447
Elizabeth A. Sanders....        11,670(15)            686              12,040          24,396
William D. Schulte......         4,200                686              33,880          38,766
James H. Stever.........        14,200(16)            885              16,000          31,085
Craig E. Tall...........       278,162(17)         23,578             293,836         595,576
Willis B. Wood, Jr......         8,999                885              26,875          36,759
All directors and
  executive officers as
  a group (27
  persons)..............     7,957,184(18)        250,939           3,283,751      11,491,874

---------------
 (1) All fractional shares have been rounded up to the next highest share.

 (2) All restricted stock included is subject to divestiture.

 (3) All options included are exercisable within 60 days after March 2, 2001.

 (4) Includes 383,275 shares held in escrow for the benefit of Keystone Holdings Partners, L.P. ("KH Partners") and its transferees pursuant to the merger agreement dated July 21, 1996, as amended November 1, 1996, by and among Washington Mutual, KH Partners, Keystone Holdings, Inc. and certain of its subsidiaries (the "Keystone Merger Agreement"). KH Partners has distributed voting rights over such shares to its partners in accordance with their sharing percentages, and Mr. Bonderman, as a limited partner of KH Partners, may be deemed to be the beneficial owner of 383,275 shares as to which voting rights have been distributed to him. In addition, Mr. Bonderman is the president and sole shareholder of KH Group Management, Inc. ("KH Group") which is the direct beneficial owner of 547,215 shares of Common Stock. This number includes 91,428 shares held in escrow pursuant to the Keystone Merger Agreement. KH Group, as a limited partner of KH Partners, may be deemed to be the beneficial owner of such 91,428 shares, as to which voting rights have been distributed to it. Finally, Mr. Bonderman is the president and sole shareholder of Bondo, FTW, Inc., which is the direct beneficial owner of 103,479 shares of Common Stock.

 (5) Includes 83,142 litigation escrow shares held for the benefit of KH Partners and its transferees, as to which voting rights have been distributed to Mr. Crandall in accordance with his sharing percentage as a limited partner of KH Partners. Includes 21,183 shares held by Acadia MGP, Inc. ("Acadia MGP") and 1,558,336 litigation escrow shares held for the benefit of KH Partners and its transferees, as to which voting rights have been distributed to Acadia Partners, L.P. ("Acadia") in accordance with its sharing percentage as a limited partner of KH Partners. Mr. Crandall is the president and sole shareholder of Acadia MGP, which is the managing general partner of Acadia FW Partners, L.P., which in turn is the sole general partner of Acadia. Mr. Crandall disclaims beneficial ownership of any shares owned by Acadia in excess of the greater of Mr. Crandall's direct and indirect interest in the profits or capital account of Acadia.

 (6) Includes 20,023 shares held in the Davis Family Trust and 4,488 shares held in the RSIP.

 (7) Includes 2,250 shares held in trust for the benefit of Mr. Ellis's grandchildren.

 (8) Includes 3,000 shares held jointly with Mrs. Farrell's spouse.

 (9) Includes 2,632 shares held jointly with Mr. Gerberding's spouse.

(10) Includes 1,732 shares held in the RSIP.

(11) Includes 9,907 shares held directly by Mr. Longbrake's spouse, 5,013 shares held directly by Mr. Longbrake's daughter, 5,013 shares held directly by Mr. Longbrake's son, 20,350 shares held in a family foundation and 3,036 shares held in trust for the benefit of Mr. Longbrake's children.

(12) Includes 2,250 shares held jointly with Mr. Murphy's spouse.

(13) Includes 5,230 shares held in the RSIP.

(14) All shares are held jointly with Mr. Reed's spouse.

(15) Includes 1,680 shares held jointly with Ms. Sanders' spouse.

(16) Includes 1,200 shares held in the Stever Family Foundation, of which Mr. Stever is the President, and 7,500 shares held jointly with Mr. Stever's spouse.

(17) Includes 1,000 shares held directly by Mr. Tall's spouse and 55,040 shares held in the RSIP.

(18) Includes 74,002 shares held in the RSIP.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation received from the Company for the three fiscal years ended December 31, 2000, by the Company's Chief Executive Officer and the four most highly paid executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 2000 (collectively, the "Named Executive Officers"). Annual Compensation includes amounts deferred at the Named Executive Officer's election.

                                                                                     LONG-TERM
                                              ANNUAL COMPENSATION                 COMPENSATION(1)
                                       ---------------------------------   -----------------------------
                                                                 OTHER      SECURITIES                         ALL
                                                                ANNUAL      UNDERLYING                        OTHER
                                                                COMPEN-       OPTIONS          LTIP          COMPEN-
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)    SATION($)   GRANTED(#)(2)   PAYOUTS($)(3)   SATION($)(4)
 ---------------------------    ----   ---------   ---------   ---------   -------------   -------------   ------------
Kerry K. Killinger............  2000   1,000,000   2,461,000       0          520,000       $1,151,545       $369,140
  Chairman, President and       1999   1,000,000   1,550,700       0          390,000               --        241,140
  Chief Executive Officer       1998     900,000     738,000       0          220,500               --        214,247
Craig E. Tall.................  2000     460,000     695,500       0          135,000          321,841        112,641
  Vice Chair, Corporate         1999     440,000     456,210       0          110,000               --         82,823
  Development and               1998     400,000     246,000       0           67,500               --         62,923
  Specialty Finance Group
Craig S. Davis................  2000     450,000     695,500       0          135,000          265,635         62,983
  President, Home Loans         1999     430,000     465,210       0          110,000               --         39,241
  and Insurance Services        1998     390,000     246,000       0           67,500               --         34,895(5)
  Group
Deanna W. Oppenheimer.........  2000     450,000     695,500       0          135,000          300,870         90,945
  President, Banking and        1999     430,000     465,210       0          110,000               --         63,204
  Financial Services Group      1998     390,000     246,000       0           67,500               --         52,357
William A. Longbrake..........  2000     430,000     695,500       0          135,000          297,360         89,706
  Vice Chair and Chief          1999     410,000     465,210       0          110,000               --         79,491
  Financial Officer             1998     380,000     246,000       0           67,500               --         61,751

---------------
(1) In previous years, the Named Executive Officers were awarded restricted stock. These awards have vesting provisions based on either performance criteria or length of service. The number and value of the aggregate restricted stock holdings of each of the Named Executive Officers, based on the value of the Common Stock as of the close of trading on December 29, 2000, is set forth in the table below. Such holdings include restricted stock awards previously reported as long-term incentive plan awards and shares acquired through the reinvestment of dividends thereon, but exclude shares with respect to which restrictions have lapsed. All fractional shares have been rounded up to the next highest share.

                                                     NUMBER         VALUE AT
                       NAME                         OF SHARES   DECEMBER 29, 2000
                       ----                         ---------   -----------------
Kerry K. Killinger................................   84,162        $4,465,840
Craig E. Tall.....................................   23,433         1,243,430
Craig S. Davis....................................   20,550         1,090,411
Deanna W. Oppenheimer.............................   22,390         1,188,064
William A. Longbrake..............................   23,004         1,220,640

(2) The options shown in this column as 2000 compensation were granted on December 21, 1999.

(3) The amounts shown in this column represent the value, as of March 31, 2000, of shares of restricted stock on which restrictions based upon achievement of performance-based criteria have lapsed.

(4) The amounts shown in this column include the following:

   (a) Profit sharing and Company matching contributions under the Company's RSIP during fiscal 2000 of $9,900 for each of Messrs. Killinger, Tall, Davis and Longbrake and Ms. Oppenheimer.

   (b) Allocations under the Company's Supplemental Employee Retirement Plan (the "SERP") during fiscal 2000 of $218,660, $61,580, $53,083, $40,445 and $60,764 to the accounts of Messrs. Killinger, Tall, Davis and Longbrake and Ms. Oppenheimer, respectively. The SERP is a nonqualified, non-contributory plan of deferred compensation to provide benefits that exceed certain limits imposed by federal tax laws on benefit accruals under the Company's Cash Balance Pension Plan and the RSIP.

   (c) Allocations under the Supplemental Executive Retirement Accumulation Plan (the "SERAP") during fiscal 2000 of $140,580, $41,161, $39,361 and
       $20,281 to the accounts of Messrs. Killinger, Tall, Longbrake and Ms. Oppenheimer, respectively. The SERAP is an unfunded plan of deferred compensation to provide retirement benefits for certain executive employees of the Company and its affiliates. The Company's Compensation Committee determines the level of benefits under the SERAP.

(5) Includes, in addition to amounts set forth in note 2 to this Summary Compensation Table, $1,516 in 1998, of interest paid in excess of 120% of the applicable federal long-term rate compounded annually on the balance of funds in an unfunded deferred compensation plan for certain former employees of American Savings Bank, F.A. ("ASB"). ASB became a subsidiary of the Company upon the merger of Keystone Holdings, Inc. with and into Washington Mutual on December 20, 1996 pursuant to the Keystone Merger Agreement and is now WMBFA. No additional compensation may be deferred under this plan.

GRANTS OF STOCK OPTIONS IN 2000

     The following table sets forth information on stock option grants during fiscal 2000 to the Named Executive Officers. The options set forth in the table below were granted on December 19, 2000 as a part of each recipient's 2001 compensation.

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF
                             NUMBER OF     PERCENT OF                              STOCK PRICE APPRECIATION FOR
                             SECURITIES   TOTAL OPTIONS                               TEN YEAR OPTION TERM(2)
                             UNDERLYING    GRANTED TO     EXERCISE                 -----------------------------
                              OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION        5%              10%
           NAME              GRANTED(1)    FISCAL YEAR    ($/SHARE)      DATE           ($)             ($)
           ----              ----------   -------------   ---------   ----------   -------------   -------------
Kerry K. Killinger.........   530,000        10.3695       50.125     12/19/10      17,139,029      43,027,103
Craig E. Tall..............   140,000         2.7391       50.125     12/19/10       4,527,291      11,365,650
Craig S. Davis.............   140,000         2.7391       50.125     12/19/10       4,527,291      11,365,660
Deanna W. Oppenheimer......   140,000         2.7391       50.125     12/19/10       4,527,291      11,365,650
William A. Longbrake.......   140,000         2.7391       50.125     12/19/10       4,527,291      11,365,650

---------------
(1) Each of the options reflected in this table was granted to the respective Named Executive Officer pursuant to the 1994 Stock Option Plan. The exercise price of each option is equal to the fair market value of Common Stock on the date of grant. The options vest over three years.

(2) These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

AGGREGATE OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

     The following table sets forth information on the exercise of stock options during fiscal 2000 by each of the Named Executive Officers and the value of unexercised options at December 29, 2000.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                          OPTIONS AT               IN-THE-MONEY OPTIONS
                             ACQUIRED ON     VALUE         FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(2)
                              EXERCISE     REALIZED    ---------------------------   ---------------------------
           NAME                  (#)        ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ---------   -----------   -------------   -----------   -------------
Kerry K. Killinger.........    202,500     3,302,350    1,337,831      1,006,666     35,279,713     13,757,899
Craig E. Tall..............         --            --      293,836        266,666      6,449,237      3,637,695
Craig S. Davis.............         --            --      215,834        266,666      4,012,771      3,637,695
Deanna W. Oppenheimer......      3,336        86,472      265,070        266,666      5,650,138      3,637,695
William A. Longbrake.......     23,000        78,791      252,834        266,666      4,943,916      3,637,695

---------------
(1) The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

(2) Amounts are based on the fair market value of Washington Mutual Common Stock on the last trading day of the year, December 29, 2000, which was $53.0625. There is no guarantee that, if and when these options are exercised, they will have this value.

LONG-TERM INCENTIVE PLAN AWARDS IN 2000

     The table below sets forth information with respect to performance shares granted to the Named Executive Officers in 2000.

                                                   PERFORMANCE OR
                             NUMBER OF SHARES,   OTHER PERIOD UNTIL         CONTINGENT FUTURE PAYOUTS
                              UNITS OR OTHER       MATURATION OR      -------------------------------------
           NAME                 RIGHTS (#)             PAYOUT         THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
           ----              -----------------   ------------------   ------------   ---------   ----------
Kerry K. Killinger.........       53,000             2001-2003           13,250       53,000      132,500
Craig E. Tall..............       14,000             2001-2003            3,500       14,000       35,000
Craig S. Davis.............       14,000             2001-2003            3,500       14,000       35,000
Deanna W. Oppenheimer......       14,000             2001-2003            3,500       14,000       35,000
William A. Longbrake.......       14,000             2001-2003            3,500       14,000       35,000

     Performance shares are contingent awards of Washington Mutual stock that are paid out at the end of a three-year period only if the Company achieves specified performance goals. The performance shares will be paid in Washington Mutual stock and will earn dividend equivalents, which will be accrued in the form of additional performance shares and paid in Washington Mutual stock when and to the extent the related performance shares are paid. Performance shares may be deferred under the Company's Deferred Compensation Plan.

     For the 2001-2003 cycle, the performance share program will measure equally three-year total shareholder return versus peers, return on common equity versus peers and earnings per share growth versus peers. The total number of shares of Washington Mutual stock delivered at the end of the three-year cycle will range from zero to 250% of the contingent grant, with a target payout at the 60th percentile.

     The performance shares granted in 2000 for the 2001 - 2003 cycle were granted contingent on shareholder approval of amendments to the Company's Equity Incentive Plan described in this Proxy Statement under "Item 2. Amendment of the Company's Equity Incentive Plan." Shareholder approval at this Annual Meeting of the proposed amendments to the Equity Incentive Plan would satisfy this contingency.

                          PENSION PLANS AND AGREEMENTS

CASH BALANCE PENSION PLAN

     Pursuant to the terms of the Cash Balance Pension Plan (the "Pension Plan"), participants annually receive benefit accruals based upon eligible compensation and interest credits on current and prior benefit accruals. The crediting rate is based on years of service with Washington Mutual. Effective January 1, 2000, for service up to four years, the benefit credit is 2.5%; for service from five to nine years, the benefit credit is 3%; for service from ten to fourteen years, the benefit credit is 4%; for service from fifteen to nineteen years, the benefit credit is 5%; for twenty years or more, the benefit credit is 6%. Eligible cash compensation includes base salary, incentive payments, bonuses and overtime. The Pension Plan annually credits interest on all benefit accruals at the rate quoted for the yield on U.S. government securities adjusted to a constant maturity of 30 years at the beginning of each Pension Plan year. The Pension Plan also credits benefit accruals (based on years of service) each pay period. Interest credits are allocated daily to participant accounts. The interest credit rate for 2000 was 6.15%. Participants may elect to receive, at the time of termination, a lump sum distribution of their vested balances or an annuitized payment from the Pension Plan's Trust Fund. The Pension Plan complies with the Employee Retirement Income Security Act of 1974 (ERISA). In general, all employees become eligible to participate in the Pension Plan beginning with the quarter following completion of one year of service with Washington Mutual during which they work a minimum of 1,000 hours. An employee's balance in the Pension Plan becomes vested at a graduated rate after two years of service, with full vesting after five years of active service. There are no employee contributions to the Pension Plan.

     The following is an estimate of annual benefits payable upon retirement at normal retirement age to each of the Named Executive Officers under the Pension Plan. These projections are based on an interest crediting rate of 6.5% and are not subject to any deduction for Social Security or other offset amounts.

                                                           ESTIMATED ANNUAL
                       NAME                         BENEFITS AT 65 YEARS OF AGE($)
                       ----                         ------------------------------
Kerry K. Killinger................................              56,931
Craig E. Tall.....................................              37,910
Craig S. Davis....................................              35,188
Deanna W. Oppenheimer.............................              81,827
William A. Longbrake..............................              14,906

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL AGREEMENTS

     Employment Agreements. Washington Mutual has entered into a separate employment agreement with each of the Named Executive Officers for a term that continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his or her sole discretion terminates the respective agreement in accordance with its terms.

     Under the employment agreements, the annual salary of the Named Executive Officer is determined by the Compensation Committee of the Board of Directors. Upon termination for any reason upon or within three years after a Change in Control, or upon resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the individual employment agreements), the Named Executive Officer will be paid three times his or her total annual compensation including the greater of salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by the Company for the entire calendar year), but excluding the value of grants of stock options or restricted stock. In addition, all of the Named Executive Officer's outstanding, unvested options will immediately vest and become exercisable, and, subject to prior approval of the

Compensation Committee, restrictions on all or certain grants of the Named Executive Officer's restricted stock will immediately lapse. Pursuant to this provision of the employment agreements, the Compensation Committee has determined that, upon a Change in Control, the restrictions on the Named Executive Officers' 1996 and 1997 performance-based restricted stock grants will lapse, in whole or in part, based on Washington Mutual's achievement of certain targeted levels of cumulative return on common equity (ROCE) through a specified date on or before the effective date of the Change in Control. Mr. Killinger's agreement provides that he also shall be entitled to such cash payments and equity acceleration (the "Severance Payment") if he is terminated other than for Cause (as defined in Mr. Killinger's agreement), whether or not a Change in Control has occurred.

     Under the terms of the agreements, if the Severance Payment constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the agreement provides for payment of an additional amount (the "Gross-Up Payment") to the Named Executive Officer within a specified period of time. The Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the Named Executive Officer, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the "Excise Tax") and any federal, state and local income taxes, FICA tax and Excise Tax on the Gross-Up Payment, to be equal to the net amount the Named Executive Officer would have retained had no Excise Tax been imposed and no Gross-Up Payment been paid.

     Pursuant to his 1982 employment agreement, Mr. Killinger entered into a deferred bonus arrangement with Washington Mutual pursuant to which certain deferred bonus amounts and accrued interest thereon are payable to Mr. Killinger upon death, resignation or retirement. As of December 29, 2000, the accrued benefits under such arrangement totaled $181,663.

     Equity Incentive Plan. Unless otherwise specified in an employment agreement or by the Compensation Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company's shareholders receive cash, stock or other property in exchange for their stock, all awards will vest, except that an award of restricted stock based on length of service with the Company will not vest if the award is converted into restricted stock of the acquiring company.

     Bonus and Incentive Plan for Executive Officers and Senior
Management. Unless otherwise specified by the Compensation Committee in its establishment of bonus criteria for a given bonus measurement period, if the Company or its affiliates consummates one or more acquisitions that, individually or in the aggregate, constitute a Triggering Acquisition, the bonus measurement period will be terminated early and pro-rated bonuses will be paid based on the degree of attainment of the performance goals during the shortened bonus measurement period. A Triggering Acquisition is an acquisition in which the acquired entity's operating earnings for the four calendar quarters before the acquisition is equal to 10% or more of the pro-forma operating earnings for the combined entities for the same period.

     1994 Stock Option Plan. Unless otherwise specified in an employment agreement or by the Compensation Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company's shareholders receive cash, stock or other property in exchange for their stock, all options will vest, unless the Company elects to convert the options into options to purchase stock of an acquiring company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

     In 2000 the Company paid approximately $115,208 to Pugh Capital Management, Inc. for investment advisory services. Ms. Mary E. Pugh, a director of the Company, is the President of Pugh Capital.

     In December 2000 the Company entered into a professional services agreement with Columbia Hospitality, Inc. ("CHI"), a property management company, for it to provide project management services for the development of a Company employee training center. Mr. John Oppenheimer, the husband of Ms. Deanna W. Oppenheimer, President, Banking and Financial Services Group, is an owner of CHI. The contract expires in December 2002. The Company will pay CHI a fee of $18,000 per month during the term of the contract. In addition, CHI will receive an administrative fee of 5% of the costs of any subcontractors retained by CHI.

INDEBTEDNESS OF MANAGEMENT

     Except as set forth in the table below, no executive officer or director of the Company was indebted to the Company or its subsidiaries at any time since the beginning of 2000 in an amount in excess of $60,000. In each case Washington Mutual or one of its subsidiaries is the lender for a residential loan secured by a deed of trust or mortgage on the respective residence of the executive officer or director.

                                               LARGEST
                                               AMOUNT                        INDEBTEDNESS     CURRENT
                                           OF INDEBTEDNESS    NATURE OF     OUTSTANDING AT    INTEREST
            NAME AND POSITION              DURING 2000($)    INDEBTEDNESS  MARCH 2, 2000($)   RATE(%)
            -----------------              ---------------   ------------  ----------------   --------
Stephen E. Frank.........................     1,004,226      Residential(1)      987,637       5.6309
  Director
Enrique Hernandez, Jr. ..................       831,785      Residential(1)      814,060       5.6309
  Director                                    1,322,489      Residential(1)    1,298,397       5.6309
Willis B. Wood, Jr. .....................       658,726      Residential(1)      642,627       5.6309
  Director                                      370,467      Residential(1)      362,868       5.6309

---------------

(1) Interest on the loans is payable at monthly adjustable rates equal to WMBFA's cost of funds plus 0.25%. The rates were approximately 0.82% below similar loans to the public during 2000. The loans were made by GWFC prior to the Great Western Merger, to Messrs. Frank, Hernandez and Wood as directors of GWFC pursuant to the GW Home Loan Program. Under the GW Home Loan Program, employees, officers and directors of GWFC and its affiliates were able to obtain loans in amounts up to 90% of the appraised value of their primary and secondary residences. Executive officers and directors that had loans outstanding under the GW Home Loan Program at the time of the Great Western Merger were entitled to continue their participation, because all participants were protected against adverse amendments to the terms of existing loans or suspensions of the GW Home Loan Program following a change in control. At Washington Mutual's request, GWFC stopped approving applications for the GW Home Loan Program prior to the Great Western Merger. Washington Mutual currently does not make any loans to directors.

     Ms. Fay L. Chapman, Mr. William W. Ehrlich, Mr. William A. Longbrake and Mr. Robert H. Miles, executive officers of the Company, and Mary E. Pugh, a director of the Company, also have home loans that were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Washington Mutual currently does not make any loans to members of the Officers' Executive Committee which consists of Mr. Killinger, Ms. Chapman, Mr. Davis, Mr. Ehrlich, Mr. Steven P. Freimuth, Mr. Longbrake, Ms. Oppenheimer, Mr. Tall and Ms. S. Liane Wilson. (Mr. Miles is not a member of this Committee.) Each of Ms. Chapman, Mr. Ehrlich and Mr. Longbrake received his or her loan prior to becoming a member of the Committee.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

OVERVIEW

     As part of its duties, the Compensation and Stock Option Committee of the Board of Directors develops and administers Washington Mutual's executive and senior officer compensation programs and establishes and administers annual and long-term incentive compensation plans for executive and senior management. As part of the Compensation Committee's long-term incentive compensation strategy, it establishes specific awards of stock options and performance shares for executive and senior officers. The Compensation Committee also makes recommendations to the Board of Directors with respect to the compensation program for the Company's Chief Executive Officer, including annual and long-term incentive compensation awards.

     The compensation program for Washington Mutual's executive and senior officers for 2000 consisted of a combination of base salary; cash bonus awards primarily granted under the Company's Bonus and Incentive Plan for Executive Officers and Senior Management (the "Bonus Plan"); option grants under the Company's 1994 Stock Option Plan; awards under the Company's Supplemental Executive Retirement Accumulation Plan; participation in investment, retirement and other benefit programs generally available to employees; and certain additional perquisites that vary with the level of responsibility. The Compensation Committee has also implemented a new performance share program for executive and senior officers, pursuant to which it has awarded grants for a three-year cycle ending in December 2003.

     The Compensation Committee is comprised of independent directors, none of whom is or has been an employee of Washington Mutual. The Compensation Committee hires and utilizes an independent compensation consultant to assist it in its deliberations.

COMPENSATION POLICY

     In determining the compensation for a particular executive or senior officer, the Compensation Committee is guided by the following objectives:

     - Attracting and retaining highly qualified officers by maintaining competitive compensation packages for officers;

     - Motivating those officers to achieve and maintain superior performance levels;

     - Maintaining compensation packages that are equitable relative to efforts, skills and responsibilities of the officer when compared to other positions in Washington Mutual; and

     - Making a significant portion of each officer's total compensation package at risk and dependent on Company performance and creation of long-term shareholder value.

     The Compensation Committee believes that total compensation for executive and senior officers should be sufficiently competitive with compensation paid by financial institutions of similar size, with lines of business, geographic dispersion and market place position similar to Washington Mutual, so that the Company can attract and retain qualified officers who will contribute to Washington Mutual's long-term success. The independent compensation consultant provides such information and market survey data for use by the Compensation Committee in its deliberations.

     Compensation payments in excess of $1 million to the Company's five most highly compensated executive officers are subject to a limitation on deductibility under Section 162(m) of the Code. Certain performance-based compensation is not subject to the limitation on deductibility. Stock option grants under the 1994 Stock Option Plan, cash bonuses granted under the Bonus Plan and performance share awards made under the Equity Incentive Plan are intended to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments. The Compensation Committee nevertheless retains the discretion to provide nondeductible compensation to reward performance that increases the long-term value of the Company.

SALARY

     The Compensation Committee evaluates the individual performance of the executive officers based on performance reviews conducted by the Chief Executive Officer. In evaluating an executive officer, the Compensation Committee performs a qualitative review of the significance of the position held by the officer and the officer's experience and contribution. This review is based on an assessment of the officer's management skills, judgment, application of knowledge and information, and support of corporate values and priorities.

     The Compensation Committee sets base salary levels for the executive officers and recommends to the Board of Directors a base salary level for the Chief Executive Officer. Salary levels for the executive officers are based primarily on the market data provided by the outside compensation consultant and the performance of each executive officer for the previous year. The Compensation Committee determines the closest comparable position in the market data and then adjusts the recommended target based on specific job responsibilities within the Company and the individual performance review. The market data includes a portion of the companies included in the Performance Graph on page 21 of this Proxy Statement, as well as certain other financial services companies. The base salary component is intended to be at the median of the applicable market salaries.

ANNUAL CASH BONUS AWARD

     Each year, in its determination of bonuses for executive officers, the Compensation Committee first identifies a target bonus based on the market survey data provided by the outside consultant. The target bonus is positioned at the median of market levels for each position. For the year 2000, the target bonus opportunity was also modified by the significance of the position to the Company.

     Executive officers are entitled to receive a percentage of the target bonus based on the Company's achievement of established business goals that are long-term determinants of shareholder value. For 2000, 30% of the target bonus depended on Washington Mutual achieving its goal for Earnings Per Share (EPS), 30% depended on achieving its goal for operating efficiency and 40% depended on achieving its goal on control of net expense. No bonus would have been paid if established thresholds were not met. Executive officers could have received up to 150% of their target bonus if Washington Mutual exceeded its business targets. For 2000, the bonus component achievements were slightly over target resulting in a payout at 107% of target.

     For 2001, the Compensation Committee has adopted business goals for the Bonus Plan that base 50% of the target bonus on EPS, 40% on control of net expense and 10% on achieving customer service goals.

STOCK OPTIONS

     Awards of stock options under the 1994 Stock Option Plan are designed to provide long-term incentives for executive and senior officers that are directly linked to the enhancement of long-term shareholder value. The Compensation Committee selects the executive officers who will receive stock options and determines the number of shares subject to each option. The size of the individual option grant is generally intended to reflect the officer's position within Washington Mutual, his or her performance and contributions to the Company and an evaluation of competitive market data.

     In addition to such grants, and to further encourage and facilitate stock ownership by executives, the Compensation Committee has instituted a new program to permit executives to exchange a portion of the upcoming year's target annual cash bonus award for a grant of stock options. Under this program, in December of each year executives can elect to replace up to one-third of their next year's target bonus opportunity with stock options. To help compensate for the additional risk of the stock options, the executive will receive a stock option grant with a Black-Scholes value equal to 1.5 times the dollar amount of the foregone bonus opportunity.

PERFORMANCE SHARES

     In 2000, the Compensation Committee implemented a new performance-based long-term incentive compensation program designed to focus executives on and reward them for attaining specified long-term performance goals aligned with increasing shareholder value. Under this program, executives are awarded performance shares, which are contingent awards of Washington Mutual stock that are paid out at the end of a three-year period only if the Company achieves specified performance goals. It is intended that a new three-year performance cycle will begin every year.

     The performance share program will allow for flexibility in establishing performance measures for each three-year period. For the initial 2001-2003 performance cycle, the program will measure three-year

     - Total shareholder return versus peers (one-third of the award);

     - Return on common equity (ROCE) versus peers (one-third of the award); and

     - Earnings per share (EPS) growth versus peers (one-third of the award).

     The peer group will consist of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 21 of this Proxy Statement.

     Performance goals for subsequent cycles will be established by the Compensation Committee in its sole discretion. The size of each executive's performance share award is equal to 10% of the number of shares subject to the executive's annual option grant for that year.

     For the 2001-2003 cycle, a target award will be earned for total shareholder return, ROCE and EPS growth at the 60th percentile of the peer group (60% of peers performed below the Company). The maximum award of 2.5 times the target will be achieved if Washington Mutual's performance is at the 90th percentile or above, as compared to its peers. No payout will be made if Washington Mutual's performance is at less than the 30th percentile of the peer group. Performance shares awarded to the Named Executive Officers in 2000 for the 2001 - 2003 performance cycle are set forth in the Long-Term Incentive Plan Awards in 2000 table on page 12.

     Vested performance shares will be paid out in Washington Mutual stock. Dividend equivalents are accrued as additional performance shares and are paid out in Washington Mutual stock at the same time as the related performance shares. Shares may be withheld to pay ordinary income taxes due at the time of payout. Performance shares may be deferred under the Company's Deferred Compensation Plan. To implement the new performance share program, the Board of Directors has approved and is submitting for shareholder approval amendments to the Company's Equity Incentive Plan that will increase the number of shares authorized for issuance under the plan, permit the award of performance shares under the plan and expand the list of business criteria upon which performance-based awards may be based. See "Item 2. Amendment of the Company's Equity Incentive Plan" on page 22. The performance shares granted in 2000 for the 2001 - 2003 performance cycle were granted contingent on shareholder approval of the amendments to the Company's Equity Incentive Plan.

     In previous years, a significant element of the Company's long-term incentive compensation program consisted of single awards of performance-based restricted stock, typically granted upon hiring or promotion, that vested over a five-year period. The last of these awards were granted in 1997 and will be fully vested in early 2002. The Compensation Committee believes that the new performance share program will more effectively promote the Company's overall philosophy by providing a continuous retention incentive based on performance goals that can be adjusted if appropriate for each new three-year performance cycle to meet changing circumstances.

CEO COMPENSATION

     Compensation for Washington Mutual's Chief Executive Officer, Mr. Killinger, was determined based on the same general policies and criteria as the compensation for other executive officers. Mr. Killinger's base salary and target bonus for 2000 were approved by the Board of Directors at its December 1999 meeting on the recommendation of the Compensation Committee. In making its recommendation, the Compensation Committee reviewed the outside compensation consultant's market survey data and considered the financial and operating results of Washington Mutual in fiscal 1999 and the Company's 2000 financial and business plans. Based on the factors set out in "Annual Cash Bonus Award," Mr. Killinger's bonus for 2000 was calculated in the same manner as described above for the other executive officers.

     In evaluating Mr. Killinger's 2000 performance, the Compensation Committee used both quantitative and qualitative criteria, such as record earnings of $1.90 billion, which is indicative of creation of shareholder value; capital strength, as evidenced by the continued qualification of all the Company's banking subsidiaries as "well capitalized"; strong asset quality; operating efficiency; growth in assets to $194.72 billion; the resulting size and quality of the organization, and in particular, the expansion of the franchise as a result of mergers and acquisitions; Mr. Killinger's leadership of the Company and his industry and community leadership. The Compensation Committee's assessment of Mr. Killinger's performance was reviewed with the Board of Directors.

     In determining the size of Mr. Killinger's option and performance grants, the Compensation Committee reviewed the market survey data and other information provided by the outside consultant. Based on these considerations, as compensation for 2000, Mr. Killinger was awarded an option to purchase 520,000 shares. The Compensation Committee concluded that Mr. Killinger's performance in 2000 fully supported the total compensation awarded.

                                          COMPENSATION AND STOCK OPTION
                                          COMMITTEE

                                          John W. Ellis, Chairman
                                          Douglas P. Beighle
                                          David Bonderman
                                          Elizabeth A. Sanders
                                          James H. Stever
                                          Willis B. Wood, Jr.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of six independent directors, each of whom is independent under the listing standards of The New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Company's Board of Directors. A copy of the charter is attached as Appendix A.

     The primary responsibilities of the Audit Committee are to review and evaluate the Company's audited financial statements and to monitor and oversee the Company's internal control system, its accounting and financial reporting process, its audit function and its compliance with applicable laws and regulations.

     The Committee has reviewed and discussed the consolidated financial statements with management and has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with the independent accountants that firm's independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

     Based upon the Committee's discussions and review described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Douglas P. Beighle, Chairman
                                          Roger H. Eigsti
                                          Stephen E. Frank
                                          Enrique Hernandez, Jr.
                                          William G. Reed, Jr.
                                          William D. Schulte

                          PRINCIPAL ACCOUNTANT'S FEES

AUDIT FEES

     The aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte"), for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $2.9 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $7.5 million.

                               PERFORMANCE GRAPH

     The following two graphs compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Washington Mutual Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Financial Index since 1995 and since Washington Mutual first became a publicly traded company on March 11, 1983, respectively. The graphs assume that $100 was invested on, respectively, December 31, 1995 and March 11, 1983 in each of the Company Common Stock, the S&P 500 Composite Index and the S&P Financial Index, and that all dividends were reinvested. Management of Washington Mutual cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG THE COMMON STOCK OF WASHINGTON MUTUAL,
                          THE S&P 500 COMPOSITE INDEX,
                          AND THE S&P FINANCIAL INDEX
[PERFORMANCE GRAPH]

                                                    WASHINGTON MUTUAL
                                                          INC.                 S&P FINANCIAL INDEX          S&P 500 COMP-LTD
                                                    -----------------          -------------------          ----------------
Base Period Dec 95                                       100.00                      100.00                      100.00
Dec 96                                                   154.07                      135.17                      122.96
Dec 97                                                   231.07                      200.20                      163.98
Dec 98                                                   212.61                      223.07                      210.85
Dec 99                                                   147.10                      231.92                      255.21
Dec 00                                                   313.10                      292.40                      231.98

[PERFORMANCE GRAPH]

                                                    WASHINGTON MUTUAL
                                                          INC.                 S&P FINANCIAL INDEX            S&P 500 INDEX
                                                    -----------------          -------------------            -------------
Mar 83                                                    100.00                      100.00                      100.00
Dec 83                                                    106.00                       99.18                      111.35
Dec 84                                                     92.99                      108.49                      118.28
Dec 85                                                    137.02                      154.64                      155.70
Dec 86                                                    281.20                      167.02                      184.69
Dec 87                                                    263.99                      139.02                      194.26
Dec 88                                                    268.61                      164.23                      226.31
Dec 89                                                    365.43                      217.79                      297.80
Dec 90                                                    245.10                      171.14                      288.51
Dec 91                                                    698.89                      257.65                      376.04
Dec 92                                                   1066.19                      317.68                      404.66
Dec 93                                                   1172.34                      352.94                      445.45
Dec 94                                                    848.84                      340.45                      451.33
Dec 95                                                   1505.11                      524.37                      620.93
Dec 96                                                   2318.95                      708.78                      763.50
Dec 97                                                   3477.91                     1049.76                     1019.22
Dec 98                                                   3200.05                     1169.69                     1309.21
Dec 99                                                   2213.97                     1216.13                     1584.69
Dec 00                                                   4712.56                     1533.26                     1440.41

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act, and the regulations thereunder, Washington Mutual's directors, executive officers and beneficial owners of more than 10% of any registered class of Washington Mutual equity securities are required to file reports of their ownership, and any changes in that ownership, with the Securities and Exchange Commission. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during fiscal year 2000, all such persons filed all ownership reports and reported all transactions on a timely basis, except that based upon information provided by the Company, all of the directors misreported their grant of 4,000 options as 3,000 options on a Form 5, subsequently reported on an amended Form 5.

            ITEM 2. AMENDMENT OF THE COMPANY'S EQUITY INCENTIVE PLAN

     The shareholders are being asked to approve amendments to the Company's Equity Incentive Plan (the "Equity Plan," previously named the Restricted Stock
Plan) that will increase the maximum number of shares authorized for issuance under the Equity Plan and permit the granting of awards denominated in units of Washington Mutual stock. The shareholders are also being asked to approve, as amended, the business criteria on which performance-based awards may be granted under the Equity Plan.

     The Equity Plan permits awards of restricted stock, or awards denominated in units of stock, with or without performance-based vesting restrictions. All employees, officers, directors, consultants and advisors of the Company and its affiliates are eligible to receive awards under the Equity Plan.

     The purpose of the Equity Plan is to increase shareholder value by aligning the selected participants' interests with those of the Company, its affiliates and its shareholders through increased stock ownership, by assisting the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business and, in some cases, by providing a performance incentive by conditioning the vesting of awards on the achievement of specified business goals. The Equity Plan is structured to allow the Compensation Committee broad discretion in selecting criteria for the vesting of awards granted under the Equity Plan.

     The Company is seeking shareholder approval of an increase in the total number of shares authorized for issuance under the Equity Plan by 10 million to permit the funding under the Equity Plan of the Company's new performance share program, which is described in the Report of the Compensation and Stock Option Committee on page 16 and in the Long-Term Incentive Plan Awards in 2000 table on page 12. Also to permit implementation of the performance share program under the Equity Plan, the Company is seeking shareholder approval of an amendment to permit the issuance of awards denominated in units of stock, such as the performance shares. Currently the Equity Plan permits only the issuance of restricted stock awards.

     The Equity Plan authorizes a maximum of 2,075,122 shares of stock to be issued under the Equity Plan. The proposed amendment would increase the maximum number to 12,075,122.

     The Company believes it is appropriate to make a distinction between performance-based restricted stock or stock unit awards and time-vested awards because of their differing impacts on shareholder value. In the case of performance-based awards such as the performance shares, no value is transferred to the holder unless performance goals that enhance the value of the Company for all shareholders are achieved. Accordingly, the Equity Plan as proposed to be amended limits to

6,000,000 the number of shares that can be issued subject to awards that vest solely based on continuous service.

     The Board of Directors believes the business criteria currently specified in the Equity Plan on which performance-based vesting may be based are insufficient to accomplish certain of the purposes of the performance share program. The Board therefore is seeking shareholder approval of the expanded list of criteria that is set forth below.

DESCRIPTION OF THE EQUITY PLAN

     The following is a summary of certain important features of the amended Equity Plan, which is qualified in its entirety by reference to the full text of the Equity Plan, as amended, which is published in this Proxy Statement as Appendix B.

     Purpose. The principal purpose of the Equity Plan is described above. A further purpose is to allow the grant of performance-based awards that qualify as "performance-based compensation" under Section 162(m) of the Code, thereby allowing the Company to deduct certain compensation amounts that it would not otherwise be able to deduct for federal income tax purposes.

     Administration. The Compensation Committee administers the Equity Plan. The Compensation Committee is composed entirely of outside directors and, therefore, is intended to qualify as an independent compensation committee for purposes of
Section 162(m) of the Code. The Compensation Committee selects the persons to whom awards are made, the number of shares subject to awards and other terms and conditions of the awards.

     Eligibility. All employees, officers, directors, consultants and advisors of the Company and its affiliates are eligible to participate in the Equity Plan.

     Shares Available for Award. Subject to adjustment from time to time for stock dividends, stock splits and other events as provided in the Equity Plan, the maximum aggregate number of shares of stock that may be issued pursuant to the Equity Plan is 12,075,122, and the maximum aggregate number of shares that may be issued subject to awards that vest based solely on continuous service is 6,000,000. Also subject to adjustment as provided in the Equity Plan, the maximum aggregate number of shares of stock with respect to which awards may be granted under the Equity Plan to any participant in any calendar year is 225,000.

BUSINESS CRITERIA ON WHICH PERFORMANCE-BASED RESTRICTIONS MAY BE BASED

     The Compensation Committee is authorized to grant performance-based awards under the Equity Plan. Such awards are intended to qualify as performance-based compensation under Section 162(m) of the Code. The vesting of such awards is based on the Company's achievement of established business goals that are long-term determinants of shareholder value. In establishing performance-based restrictions on awards under the Equity Plan, the Compensation Committee may select only from business criteria specified in the Equity Plan that have been approved by the shareholders. If the shareholders approve the amended Equity Plan, the Compensation Committee will be empowered under the Equity Plan to select from the following expanded list of business criteria in establishing business goals, where such goals may be stated in absolute terms or relative to comparison companies, as the Compensation Committee may determine, in its sole discretion:

     - Return on average common equity;

     - Return on average equity;

     - Total shareholder return;

     - Stock price appreciation;

     - Efficiency ratio (other expense as a percentage of other income plus net interest income), either before or after amortization of intangible assets (goodwill);

     - Net operating expense (other income less other expense), either before or after amortization of intangible assets (goodwill);

     - Earnings per diluted share of common stock;

     - Operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill);

     - Return on average assets;

     - Ratio of nonperforming assets to total assets;

     - Return on an investment in an affiliate;

     - Net interest income;

     - Net interest margin; and

     - Ratio of common equity to total assets.

     In selecting any business criteria other than earnings per diluted share of common stock, the Compensation Committee may elect to exclude amortization of intangible assets (goodwill), or to exclude depreciation and amortization. All business criteria other than earnings per diluted share of common stock are deemed to exclude transaction-related expense unless otherwise determined by the Compensation Committee in selecting the business criteria for a particular award.

ADDITIONAL TERMS AND CONDITIONS OF THE EQUITY PLAN

     Effect of Certain Transactions. Unless otherwise specified in an employment agreement or by the Compensation Committee in establishing an award, in the event of a merger, consolidation or other Event (as defined in the Equity Incentive Plan) in which the Company's shareholders receive cash, stock or other property in exchange for their stock, all awards will vest, except that an award of restricted stock based on length of service with the Company will not vest if the award is converted into restricted stock of the acquiring company.

     General Restrictions. Participants are not permitted to (i) sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign awards granted under the Equity Plan, (ii) receive cash payment of any dividends or distributions made in respect of awards, or (iii) receive a stock certificate representing stock, until in each case, the awards have vested as stated in the participant's award agreement. For awards of restricted stock, subject only to these restrictions, a participant otherwise enjoys all the rights of a shareholder of common stock, including the right to vote shares of restricted stock.

     Retirement. In the event of a participant's retirement from the Company or an affiliate or a participant's death or permanent disability after the participant has attained age 60, all remaining restrictions on such participant's restricted stock that relate solely to the participant's length of service with the Company or an affiliate automatically are waived. Other restrictions (such as performance-based restrictions in awards intended to qualify as performance-based compensation under Section 162(m) of the Code) generally are not affected.

     Bifurcation. The Compensation Committee has full discretion to bifurcate the Equity Plan, so as to restrict, limit or condition the use of certain provisions of the Equity Plan by participants who are "covered employees" under
Section 162(m) of the Code, without so restricting, limiting or conditioning the Equity Plan with respect to other participants.

     Amendment and Termination. The Compensation Committee may amend or terminate the Equity Plan at any time. However, any amendment that would have a material adverse effect on the rights of a participant under an outstanding award is not valid with respect to such award without the participant's consent. The Compensation Committee may not increase the aggregate number of shares that may be awarded under the Equity Plan or the maximum number of shares with respect to which any participant may be granted awards in any calendar year without approval of the holders of a majority of the shares of common stock of the Company present at a meeting of shareholders at which such approval is sought.

SHAREHOLDER APPROVAL

     For shareholders to approve the proposed amendments to the Equity Plan, a quorum must exist at this Annual Meeting, and the number of votes cast in favor must exceed the number of votes cast against such amendments.

     If these amendments are not approved by the shareholders, the Equity Plan, without regard for such amendments, will continue to be used. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted for the approval of these amendments to the Equity Plan.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      "FOR" APPROVAL OF THE AMENDMENTS TO
                                THE EQUITY PLAN.

          ITEM 3. AMENDMENT OF THE COMPANY'S BONUS AND INCENTIVE PLAN FOR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

     The shareholders are being asked to approve an amendment to the Company's Bonus and Incentive Plan for Executive Officers and Senior Management (the "Bonus Plan") that will add certain additional business criteria on which bonus performance goals may be based. The amendment is proposed to be effective retroactive to January 1, 2001. These matters are described in more detail below.

     The Bonus Plan provides for the payment of cash bonuses based on the Company's achievement of established business goals that are long-term determinants of shareholder value. The Company's executive and senior management are eligible for bonuses under the Bonus Plan.

     The purpose of the Bonus Plan is to increase shareholder value by providing a performance incentive to the Company's management, aligning management's interests with those of the Company, its affiliates and its shareholders by providing compensation based on the achievement of specified business goals, and assisting the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business. The Bonus Plan is structured to allow the Compensation Committee broad discretion in selecting appropriate target bonus amounts and business goals to accomplish these purposes. The Board of Directors believes the current approved business criteria are insufficient to accomplish these purposes.

     A further purpose of the Bonus Plan is to provide cash compensation that qualifies as "performance-based compensation" under Section 162(m) of the Code, thereby allowing the Company to deduct certain compensation amounts that it would not otherwise be able to deduct for federal income tax purposes. To allow this goal to be attained for certain bonus payments under the Bonus Plan based upon Company performance in 2001, the Board is asking the shareholders to approve the amendment effective retroactive to January 1, 2001.

DESCRIPTION OF THE BONUS PLAN

     The following is a summary of certain important features of the amended Bonus Plan, which is qualified in its entirety by reference to the full text of the Bonus Plan, as amended, which is published in this Proxy Statement as Appendix C.

     Administration. The Compensation Committee administers the Bonus Plan. The Compensation Committee is composed of two or more outside directors and, therefore, is intended to qualify as an independent compensation committee for purposes of Section 162(m) of the Code. For each bonus measurement period (determined by the Compensation Committee but generally the calendar year) the Compensation Committee selects the participants from among the members of executive and senior management. The Compensation Committee also determines the business criteria, performance goals and bonus formula (generally including a target bonus amount for each participant) that will be used to determine the cash bonus amount, if any, earned by each participant for the bonus measurement period. The Compensation Committee makes these determinations no later than 90 days after the beginning of the bonus measurement period, on or before 25% of the measurement period has elapsed and while the outcome is substantially uncertain. The Compensation Committee also determines the bonus amount to be paid to each participant based on the attainment of the previously established performance goals. The Compensation Committee's determinations are final and binding on all participants.

     Eligibility. All members of the Company's executive and senior management are eligible to be selected for participation. For purposes of the Bonus Plan, the members of executive and senior management are defined as all officers with the rank of senior vice president or above of the Company, an affiliate or an established division within an affiliate. The Compensation Committee has the discretion to determine which eligible employees will participate in the Bonus Plan for any bonus measurement period.

     Maximum Potential Bonus. The maximum bonus that may be paid to any participant in any calendar year under the Bonus Plan is $5,000,000.

BUSINESS CRITERIA ON WHICH PERFORMANCE GOALS MAY BE BASED

     Bonus amounts earned under the Bonus Plan are determined based on the Company's achievement, over the bonus measurement period, of established business goals that are long-term determinants of shareholder value. In establishing bonus terms under the Bonus Plan for any given bonus measurement period, the Compensation Committee may select only from business criteria specified in the Bonus Plan that have been approved by the shareholders. If the shareholders approve the amendment to the Bonus Plan, the Compensation Committee will be empowered under the Bonus Plan to select from the following expanded list of business criteria:

     - Return on average common equity;

     - Return on average equity;

     - Efficiency ratio (other expense as a percentage of other income plus net interest income), either before or after amortization of intangible assets (goodwill);

     - Net operating expense (other income less other expense), either before or after amortization of intangible assets (goodwill);

     - Earnings per diluted share of common stock;

     - Operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill);

     - Return on average assets;

     - Ratio of nonperforming assets to total assets; and

     - Customer service.

     In selecting any business criteria other than earnings per diluted share of common stock, the Compensation Committee may elect to exclude amortization of intangible assets (goodwill), or to exclude depreciation and amortization. All business criteria other than earnings per diluted share of common stock are deemed to exclude transaction-related expense unless otherwise determined by the Compensation Committee in selecting the business criteria for a particular bonus measurement period.

     In establishing certain portions of the bonus terms for executive and senior management for 2001, the Compensation Committee used one business criterion -- customer service goals -- that is not specified in the existing Bonus Plan and has not been approved by the shareholders. The Board of Directors proposes to retroactively include this criterion in the Bonus Plan for 2001, and to this end the proposed effective date of the amendment is January 1, 2001. If the shareholders do not approve the amendment, the portion of bonuses that is awarded based on customer service goals will be deemed to have been awarded outside of the Bonus Plan, pursuant to the Compensation Committee's authority to grant bonuses outside of the Bonus Plan based on criteria it determines. Those bonuses deemed awarded outside of the Bonus Plan may not be deductible by the Company under Section 162(m) of the Code.

ADDITIONAL TERMS AND CONDITIONS OF THE BONUS PLAN

     Requirement of Continued Employment. In general, an eligible employee must be continuously employed by the Company for the entire bonus measurement period to be a participant. However, if the employment of a participant terminates by reason of the death, disability, voluntary termination after age 62 or termination of employment upon a change in control (as such term is defined in the relevant employee's employment agreement), the participant will receive a pro rata portion of the bonus which would have been payable. In addition, the Compensation Committee may include an eligible employee hired after the commencement of a bonus measurement period for the remaining portion of the bonus period.

     Impact of Certain Acquisitions. Unless otherwise specified by the Compensation Committee in its establishment of bonus criteria for a given bonus measurement period, if the Company or its affiliates consummate one or more acquisitions that, individually or in the aggregate, constitute a Triggering Acquisition, the bonus measurement period will be terminated early and pro-rated bonuses will be paid based on the degree of attainment of the performance goals during the shortened bonus measurement period. A Triggering Acquisition is an acquisition in which the acquired entity's operating earnings for the four calendar quarters before the acquisition is equal to 10% or more of the pro-forma operating earnings for the combined entities for the same period.

     Bonus Adjustments. The Compensation Committee may adjust actual bonuses for a participant under the Bonus Plan to the extent that doing so will not cause any part of that participant's bonus to become nondeductible to the Company.

     Amendment and Termination. The Compensation Committee may amend or terminate the Bonus Plan on a prospective basis at any time. The Compensation Committee may not, however, amend or terminate the Bonus Plan so as to increase, reduce or eliminate bonuses payable under the Bonus Plan retroactively. The Compensation Committee also does not have the power to amend the Bonus Plan in any fashion that would cause the Bonus Plan to fail to qualify as performance-based compensation with respect to any "covered employee" under Section 162(m) of the Code.

SHAREHOLDER APPROVAL

     For shareholders to approve the proposed amendments to the Bonus Plan, a quorum must exist at the Annual Meeting and the number of votes cast in favor must exceed the number of votes cast against such amendments.

     If these amendments are not approved by the shareholders, the Bonus Plan will continue to be used without regard for such amendments. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted for the approval of these amendments to the Bonus Plan.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      "FOR" APPROVAL OF THE AMENDMENTS TO
                                THE BONUS PLAN.

          ITEM 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors requests that the shareholders ratify its selection of Deloitte & Touche LLP as the independent auditors for the Company for the current fiscal year. In the event that ratification of this selection of independent auditors is not obtained, the Board of Directors will review its future selection of auditors.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of shareholders, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Annual Meeting.

SHAREHOLDER APPROVAL

     For shareholders to ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the current fiscal year, the number of votes cast in favor must exceed the number of votes cast against such ratification.

     Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted in favor of ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for the current fiscal year.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
           "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including financial statements and schedules, together with the Company's 2000 Summary Annual Report, was mailed to shareholders with this Proxy Statement. ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND THE 2000 SUMMARY ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO INVESTOR RELATIONS, WASHINGTON MUTUAL, INC., 1201 THIRD AVENUE, 21ST FLOOR, SEATTLE, WASHINGTON 98101. This Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, are also available from the Securities and Exchange Commission over the Internet at its website, http:// www.sec.gov.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     According to the Company's Bylaws, the Company must receive nominations for the election of directors or shareholder proposals for any new business to be taken up at the Company's 2002 Annual Meeting of Shareholders by November 20, 2001, to consider them for inclusion in the Company's 2002 proxy statement and form of proxy. The Secretary of the Company must receive any such nominations or shareholder proposals in writing at the executive offices by that date. The Company's address for these purposes is 1201 Third Avenue, Suite 1706, Seattle, Washington 98101, Attention: Secretary.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM L. LYNCH
                                          William L. Lynch
                                          Secretary

March 21, 2001

                                                                      APPENDIX A

                            WASHINGTON MUTUAL, INC.

                            AUDIT COMMITTEE CHARTER

MISSION:

     The mission of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Washington Mutual, Inc. (the "Company") shall be to:

     - Monitor the integrity of the Company's financial reporting process, systems of internal controls, and legal compliance.

     - Advise the Board as to selection and retention of the Company's independent auditor.

     - Serve as the Board's primary liaison to the independent auditor and internal auditors.

     - Oversee the independence and performance of the independent auditor.

     - Oversee management's responses to audit and examination findings.

COMPOSITION:

     The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange, and at least one of whom shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

RESPONSIBILITIES:

     The Committee shall have the following responsibilities:

     - Recommend to the Board the selection of the independent auditor, evaluate the independent auditor and, where appropriate, recommend the replacement of the independent auditor; with the understanding that the independent auditor shall be ultimately accountable to the Committee and to the Board and that the Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (and to propose, in any proxy statement, that shareholders ratify the appointment of the independent auditor).

     - Evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the Committee in response to such reports, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor.

     - Discuss with the independent auditor the matters required to be discussed by SAS 61 -- Communication with Audit Committee.

     - Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the Committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

     - Review the management letter delivered by the independent auditor in connection with the audit.

     - Following such reviews and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company's annual report.

     - Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements.

     - Meet at least once each year in separate executive sessions with management, the General Auditor, and the independent auditor to discuss matters that the Committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

     - Have such meetings with management as the Committee deems appropriate to discuss significant financial risk exposures facing the Company and to discuss the steps that management has taken to monitor and control such exposures.

     - Review significant changes to the Company's accounting principles and practices proposed by the independent auditor, the internal auditor, or management.

     - Review the selection and performance of the senior internal auditing officer, and, where appropriate, recommend the replacement of this officer.

     - Review the adequacy of the authority, responsibilities and functions of the Company's Internal Audit Department, including internal audit plans, budget, and the scope and results of internal audits.

     - Consult with the Company's general counsel concerning legal and regulatory matters that may have a significant impact on the Company's financial statements, compliance policies or programs.

     - Conduct or authorize such inquiries into matters within the Committee's scope of responsibility as the Committee deems appropriate.

     - As the Committee deems appropriate, retain independent counsel and other professionals to assist the Committee.

     - Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

     - At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the Board.

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     It is not the responsibility of the Committee to plan or conduct audits, or to determine whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the Committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

                                                                      APPENDIX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               WASHINGTON MUTUAL
                             EQUITY INCENTIVE PLAN

                 AS AMENDED AND RESTATED AS OF JANUARY 16, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                         ARTICLE 1. PURPOSE OF THE PLAN

                             ARTICLE 2. DEFINITIONS

                                                                     PAGE
                                                                     ----
2.1    Affiliate...................................................    1
2.2    Agreement...................................................    1
2.3    Award.......................................................    1
2.4    Board.......................................................    1
2.5    Code........................................................    1
2.6    Committee...................................................    1
2.7    Company.....................................................    1
2.8    Exchange Act................................................    1
2.9    Grant Date..................................................    2
2.10   Participant.................................................    2
2.11   Plan........................................................    2
2.12   Restricted Stock............................................    2
2.13   Stock.......................................................    2
2.14   Stock Units.................................................    2
2.15   Unrestricted Stock..........................................    2

                        ARTICLE 3. ADMINISTRATION
3.1    Administration of Plan......................................    2
3.2    Authority to Grant Awards...................................    2
3.3    Participants' Accounts......................................    2
3.4    Transfer of Unrestricted Stock..............................    2
3.5    Discretionary Authority of Committee........................    3
3.6    Persons Subject to Section 162(m)...........................    4
3.7    Shareholder Rights..........................................    4

            ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS
4.1    Participation...............................................    4
4.2    Limitations on Grants.......................................    4

                    ARTICLE 5. STOCK SUBJECT TO PLAN
5.1    Maximum Number of Shares....................................    4

                 ARTICLE 6. RESTRICTIONS AND FORFEITURES
6.1    General Restrictions........................................    5
6.2    Termination of Employment...................................    5
6.3    Retirement..................................................    5
6.4    Lapse of Restrictions -- General............................    5
6.5    Employee Status.............................................    6
6.6    Performance-Based Grants....................................    6
6.7    Surrender of Restricted Stock...............................    7

                                                                     PAGE
                                                                     ----
              ARTICLE 7. ADJUSTMENT UPON CORPORATE CHANGES
7.1    Adjustments to Shares.......................................    8
7.2    Substitution of Awards on Merger or Acquisition.............    8
7.3    Effect of Certain Transactions..............................    8
7.4    No Preemptive Rights........................................    8

    ARTICLE 8. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
8.1    General.....................................................    9
8.2    Representations by Participants.............................    9

                            ARTICLE 9. TAXES
9.1    Immediate Taxation..........................................    9
9.2    Deferred Taxation...........................................    9

                     ARTICLE 10. GENERAL PROVISIONS
10.1   Effect on Employment........................................   10
10.2   Unfunded Plan...............................................   10
10.3   Rules of Construction.......................................   10
10.4   Governing Law...............................................   10
10.5   Compliance With Section'16 of the Exchange Act..............   10
10.6   Amendment...................................................   10
10.7   Effective Date of Plan......................................   10

                    WASHINGTON MUTUAL EQUITY INCENTIVE PLAN
                 AS AMENDED AND RESTATED AS OF JANUARY 16, 2001

                                   ARTICLE 1.

                              PURPOSE OF THE PLAN

     The purpose of the Plan is to advance the interests of the Company, to provide a performance incentive and to align the interests of the Participants with the interests of the Company, its Affiliates and its shareholders through increased stock ownership by the Participants. It is intended that Participants may acquire or increase their proprietary interests in the Company and that Participant employees will be encouraged to remain in the employ of the Company or of its Affiliates.

     The Plan was established January 1, 1986 as the WM Financial, Inc. Restricted Stock Plan. Washington Mutual Savings Bank, the prior Plan sponsor, amended the Plan by a First Amendment, effective as of July 1, 1987, a Second Amendment, effective as of March 31, 1988, a Third Amendment, effective as of June 30, 1991, a Fourth Amendment, effective as of June 18, 1991, and a Fifth Amendment, effective as of October 20, 1992.

     By action of the respective boards of directors of Washington Mutual Savings Bank and the Company, the Company became the sponsor of the Plan, effective November 29, 1994, after which the Company adopted an amendment and restatement of the Plan, effective November 29, 1994, that incorporated all material provisions of the Plan prior to such date and amended the Plan in certain respects.

     The Company amended and restated the Plan, effective February 18, 1997, and amended the Amended and Restated Plan twice in 1999. The Company amended and restated the Plan effective January 18, 2000. Finally, the Plan was amended by action of the Board of Directors on January 16, 2001, subject to approval by the shareholders of the Company.

     The Board approved this restatement of the Plan to incorporate all such amendments.

                                   ARTICLE 2.

                                  DEFINITIONS

     2.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

     2.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or an Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

     2.3 Award. An award under the Plan that is expressed as a stated number of whole shares of Restricted Stock or denominated in Stock Units. An Award shall be subject to the terms of an Agreement.

     2.4  Board. The board of directors of the Company.

     2.5  Code. The Internal Revenue Code of 1986, as amended.

     2.6 Committee. A committee composed of two or more members of the Board who are not officers or employees of the Company or an Affiliate, who are otherwise qualified as Non-Employee Directors as defined under Rule 16b-3(b)(3)(i) of the Exchange Act, and who qualify as outside directors as defined in Section 162(m) of the Code.

     2.7 Company. Washington Mutual, Inc., successor to Washington Mutual Savings Bank as Plan sponsor, and its successors.

     2.8  Exchange Act. The Securities Exchange Act of 1934, as amended.

     2.9 Grant Date. The date that an Award is granted to a Participant hereunder.

     2.10 Participant. A person who is granted an Award hereunder. Members of the Board, and employees, consultants and advisors of the Company or of an Affiliate, are the only persons who are eligible to be Participants.

     2.11 Plan. The Washington Mutual Equity Incentive Plan, as embodied herein and as amended from time to time, and including all predecessor versions of the Plan.

     2.12 Restricted Stock. Stock that is awarded subject to restrictions hereunder and has not become Unrestricted Stock in accordance with Article 6.

     2.13  Stock. The common stock of the Company.

     2.14 Stock Units. An Award denominated in units of Stock that have not vested in accordance with the terms of the Award.

     2.15 Unrestricted Stock. Shares of Stock granted under the Plan that are no longer subject to restrictions that constitute a substantial risk of forfeiture, in accordance with Article 6, or shares of Stock paid in respect of the vesting of an Award of Stock Units.

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration.

     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms as the Committee deems appropriate and that are not inconsistent with the provisions of Articles 4 and 5 of the Plan. Such terms may include restrictions on the transfer of all or any portion of the Stock or Stock Units granted under an Award.

     3.3 Participants' Accounts. The Committee shall establish and maintain adequate records to disclose the names of the Participants and their respective Awards, the restrictions thereon, the stock certificates related thereto, any dividends or distributions payable or paid thereon, any votes taken with respect thereto, and such other matters as may be relevant to the proper administration of the Plan.

          (a) Dividends and Distributions. All cash dividends and other cash distributions paid in respect of an Award shall be credited to the account of the Participant and invested in Stock or Stock Units pursuant to the terms of the Company's general dividend reinvestment program for shareholders of the Company. All such amounts and their proceeds shall be subject to the same restrictions on the same basis as the underlying Restricted Stock or Stock Units and shall be treated as Restricted Stock or Stock Units for all purposes under the Plan.

          (b) Forfeitures. Upon the occurrence of a forfeiture hereunder, all shares of Restricted Stock or Stock Units subject to an Award (including any Restricted Stock or Stock Units purchased with dividends paid on the underlying Restricted Stock or Stock Units) shall be retained by the Company or cancelled, as appropriate.

     3.4 Transfer of Unrestricted Stock. The Company shall generally transfer Unrestricted Stock to the Participant at an administratively feasible time after the lapse of restrictions hereunder on an Award of Restricted Stock or the vesting of an Award of Stock Units. Any fractional shares of Unrestricted Stock shall be paid to the Participant in cash.

          (a) Termination of Employment. Upon the termination of employment for any reason of a Participant who is an employee of the Company or an Affiliate (including upon the Participant's death), or upon such a Participant's retirement or permanent and total disability, the Company shall deliver to the Participant (or his personal representative) all Unrestricted Stock held for his account.

          (b) Death of Participant. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries (both principal as well as contingent) to whom all amounts that are otherwise due hereunder after termination of employment shall be paid upon his death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form acceptable to the Committee.

             (1) If the Participant is married as of the date of filing a beneficiary designation and names a principal beneficiary other than his spouse, such designation shall not be effective unless the spouse consents to the beneficiary designation in writing, witnessed by a notary public.

             (2) The filing of a new beneficiary designation form as provided herein shall cancel all beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing a beneficiary designation form, which divorce or marriage is communicated to the Committee in writing, shall revoke any prior designation. As used herein "divorce" includes a dissolution of a marriage or an annulment of a marriage.

             (3) If all designated beneficiaries predecease a Participant or die prior to complete distribution, the Committee shall make distributions to the Participant's personal representative or executor. If a Participant fails to designate a beneficiary as provided above, the Committee shall make distributions to the Participant's personal representative or executor.

     3.5 Discretionary Authority of Committee. The Committee shall have full discretionary power, subject to, and within the limits of, Articles 4 and 5 of the Plan:

          (a) To determine from time to time who of the eligible persons shall be granted Awards, and the time or times when, and the number of shares of Restricted Stock or Stock Units for which, an Award or Awards shall be granted to such persons.

          (b) To prescribe the other terms and provisions (which need not be identical) of each Award granted under the Plan to eligible persons.

          (c) To modify or amend any term or provision of any Award granted under the Plan (including without limitation in the ways described in Sections 3.5(f), (g) and (h) below), provided that the consent of the holder thereof must be obtained for any modification or amendment that reduces the benefits to the holder of the Award.

          (d) To construe and interpret the Plan and Awards granted hereunder, and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award or Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power the Committee may retain counsel at the expense of the Company. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Company and the Participants.

          (e) To determine the duration and purposes of leaves of absence which may be granted to a Participant without constituting a termination of his or her employment for purposes of the Plan or an Agreement.

          (f) To accelerate the time at which the restrictions on Restricted Stock granted under an Award will lapse, or the time at which Stock Units will vest, or otherwise modify the restrictions on Awards in a manner favorable to the Participant.

          (g) To determine, for any group or class of Participants, that restrictions on Awards shall lapse upon specified events occurring upon or after a change in control of the Company or an Affiliate, subject to such terms and limitations as the Committee may determine.

          (h) To waive or modify the application of Section 6.2 (forfeiture of Restricted Stock or Stock Units upon termination of employment) as to any Award, in whole or in part.

          (i) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder.

          (j) To interpret the Plan and make any determinations that are necessary or desirable in the administration of the Plan.

          (k) To exercise such powers and to make all other determinations deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

     3.6 Persons Subject to Section 162(m). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of certain provisions of the Plan by Participants who are officers subject to Section 162(m) of the Code, without so restricting, limiting or conditioning the Plan with respect to other Participants.

     3.7 Shareholder Rights. Except as provided in Section 6.1, each Participant shall have, with respect to Restricted Stock, all the rights of a shareholder of Stock including the right to vote the shares.

                                   ARTICLE 4.

                     ELIGIBILITY AND LIMITATIONS ON GRANTS

     4.1 Participation. The Committee may from time to time designate persons to whom Awards are to be granted from among those who are eligible to become Participants. Such designation shall specify the number of shares of Restricted Stock or Stock Units subject to each Award. All Awards granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

     4.2 Limitations on Grants. Awards may be granted only to persons who are eligible to be Participants. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year under the Plan is 225,000. The maximum aggregate number of shares of Restricted Stock subject to restrictions based solely on continuous employment that may be issued under the Plan is 6,000,000.

                                   ARTICLE 5.

                             STOCK SUBJECT TO PLAN

     5.1 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan (including all predecessors of the Plan) is 12,075,122 shares, subject to adjustments as provided in Article 7 made after January 16, 2001.

                                   ARTICLE 6.

                          RESTRICTIONS AND FORFEITURES

     6.1 General Restrictions. A Participant shall not be permitted (i) to sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign shares of Restricted Stock or Stock Units awarded (or purchased through dividend or distribution reinvestment) under the Plan, (ii) to receive payment of any dividends or distributions made in respect of Awards, or (iii) to receive a stock certificate representing Awards, until, in each case, the restrictions stated in the Participant's Agreement lapse.

     6.2 Termination of Employment. Unless otherwise provided in the Agreement, upon the termination of employment for any reason of a Participant who is an employee of the Company or an Affiliate before the Participant has attained age 60 (including termination because of the death or permanent disability of the Participant), all Restricted Stock or Stock Units shall be forfeited without compensation to the Participant, unless otherwise determined by the Committee.

     6.3 Retirement. In the event of a Participant's retirement from the Company and its Affiliates or a Participant's death or permanent disability after the Participant has attained age 60, all remaining restrictions on such Participant's Restricted Stock that relate solely to the Participant's length of service with the Company or an Affiliate shall automatically be waived. Restrictions not related solely to the Participant's length of service with the Company or an Affiliate (such as restrictions tied to the performance of the Company) shall remain in effect unless otherwise determined by the Committee.

     6.4 Lapse of Restrictions -- General. Each Award of Restricted Stock granted to a Participant shall become Unrestricted Stock according to the terms established by the Committee and specified in the Participant's Agreement. The Committee is authorized but not required to subject an Award to the restrictions described in Schedule A or Schedule B below by setting forth this determination in the Participant's Agreement.

                                   SCHEDULE A

         YEARS OF CONTINUED EMPLOYMENT           PERCENTAGE UNRESTRICTED
         -----------------------------           -----------------------
Less than 1....................................              0%
1 but less than 2..............................             20%
2 but less than 3..............................             40%
3 but less than 4..............................             60%
4 but less than 5..............................             80%
5 or more......................................            100%

                                   SCHEDULE B

         YEARS OF CONTINUED EMPLOYMENT           PERCENTAGE UNRESTRICTED
         -----------------------------           -----------------------
Less than 3....................................               0%
3 but less than 4..............................           33.33%
4 but less than 5..............................           66.67%
5 or more......................................             100%

     For purposes of Schedules A and B, unless otherwise determined by the Committee and stated in the relevant Agreement, a Year of Continued Employment shall be credited to a Participant with respect to each Award on each March 31, beginning in the calendar year that follows the Grant Date of an Award, provided that the Participant has been continuously employed by the Company or one of its Affiliates since the Grant Date of the Award.

     The lapse of restrictions on Restricted Stock (including, if applicable, the number of Years of Continued Employment) shall be calculated separately with respect to each Award granted to a Participant.

     6.5 Employee Status. As provided in Section 3.5(e), the Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as termination or interruption of employment for purposes of determining questions of forfeiture and Years of Continued Employment for purposes of the lapse of restrictions on Restricted Stock.

     6.6 Performance-Based Grants. The Committee may provide in any Award for the restrictions on Restricted Stock to lapse or the Stock Units to vest upon the Company's attainment of performance-based goals established by the Committee. Any such Award may, but need not be, granted under and pursuant to the terms of this Section 6.6. In addition, the Committee may determine that any performance-based Award granted by the Committee before the adoption of the Plan shall be treated as if granted under this Section 6.6, provided that the Award is modified so as to comply with the terms of this Section 6.6.

          (a) Intent to Qualify Under Section 162(m). This Section 6.6 is intended to qualify the Awards granted under it as performance-based compensation under Section 162(m) of the Code. All Awards granted pursuant to this Section 6.6 shall be construed in a manner consistent with that intent.

          (b) Shareholder Approval. As to Awards granted under this Section 6.6, no restrictions on Awards may lapse or Awards vest until after the material terms of the performance goals set out below are disclosed to and approved by the Company's shareholders. To the extent necessary for Awards under this Section 6.6 to qualify as performance-based compensation under Section 162(m) of the Code under then applicable law, the material terms of the performance goals shall be disclosed to and reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

          (c) Business Criteria on Which Performance Goals Shall be Based. The lapse of restrictions on or vesting of Awards granted under this Section
     6.6 shall be based on the Company's attainment of performance goals based on one or more of the following business criteria, where such goals may be stated in absolute terms or relative to comparison companies, as the Committee shall determine, in its sole discretion:

        - Return on average common equity.

        - Return on average equity.

        - Total shareholder return.

        - Stock price appreciation.

        - Efficiency ratio (other expense as a percentage of other income plus net interest income), either before or after amortization of intangible assets (goodwill).

        - Net operating expense (other income less other expense), either before or after amortization of intangible assets (goodwill).

        - Earnings per diluted share of common stock.

        - Operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill).

        - Return on average assets.

        - Ratio of nonperforming assets to total assets.

        - Return on an investment in an affiliate.

        - Net interest income.

        - Net interest margin.

        - Ratio of common equity to total assets.

     These business criteria shall be construed consistent with the use of the same terms in the Company's published financial statements. All business criteria other than earnings per diluted share of common stock shall exclude transaction-related expense unless otherwise determined by the Committee in selecting the business criteria for a particular Award pursuant to Section 6.6(d) below. In selecting any business criteria other than earnings per diluted share of common stock, the Committee may elect, pursuant to Section 6.6(d) below, to exclude amortization of intangible assets (goodwill), or to exclude depreciation and amortization.

          (d) Establishing Performance Goals. The Committee shall establish, for each Award granted under this Section 6.6: (i) the measurement period(s) to which the performance goals will be applied; (ii) the specific business criterion or criteria, or combination thereof, that will be used; (iii) the specific performance targets that will be used for the selected business criterion or criteria; (iv) any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items; and (v) the formula for calculating the lapse of restrictions in relation to the performance targets. These determinations shall be set out in the Agreement for each Award. Except as otherwise permitted under Section 162(m) of the Code, each Award under this Section
     6.6 shall be granted no later than 90 days after the start of any applicable measurement period, on or before the date that 25 percent of each applicable measurement period has elapsed, and while the outcome is substantially uncertain.

          (e) Determination of Attainment of Performance Goals. The Committee shall determine, pursuant to the performance goals and other elements established pursuant to Section 6.6(d) above, whether the criteria for the lapse of restrictions or vesting have been satisfied. The Committee's determinations shall be final and binding on all Participants. These determinations must be certified in writing before Stock is transferred to the Participant. This requirement may be satisfied by a writing that sets out the determinations made by the Committee that is signed on behalf of the Committee by the Committee's secretary.

          (f) Lapse of Restrictions Upon Death, Disability or Change of Ownership or Control. Notwithstanding the other terms of this Section 6.6, the performance-related criteria for the lapse of restrictions on an Award made under this Section 6.6: (i) may lapse (A) as provided in Section 7.3, or (B) upon a Participant's disability or upon a change of ownership or control, to the extent so provided in any Agreement, employment agreement or action of the Committee, and (ii) shall lapse upon the Participant's death.

          (g) Other Restrictions. In addition to the performance goals described above, the Committee may determine to subject any Award granted under this
     Section 6.6 to other, additional restrictions, including restrictions requiring the Participant to remain in the employ of the Company or an Affiliate for specified lengths of time.

     6.7 Surrender of Restricted Stock. A Participant who also is a participant in the Washington Mutual Deferred Compensation Plan for Directors and Certain Highly Compensated Employees (the "DCP") may surrender to the Company all or a portion of an Award pursuant to the terms and provisions of the DCP relating to surrender of restricted stock in return for a contribution credit under the DCP.

                                   ARTICLE 7.

                       ADJUSTMENT UPON CORPORATE CHANGES

     7.1 Adjustments to Shares. The maximum number and kind of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

          (a) the Company effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

          (b) the Company or an Affiliate engages in a transaction to which
     Section 424 of the Code applies; or

          (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) above occurs, the Committee shall make adjustments to the limits on Awards specified in Section 4.2 and in the limitation on aggregate Awards under Section 5.1 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

     7.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which Section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 5.

     7.3 Effect of Certain Transactions. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock (an "Event"), restrictions on any Award of Restricted Stock granted hereunder shall lapse and any Award of Stock Units shall vest, whether or not the requirements for lapse of restrictions or vesting set forth in any Agreement have been satisfied, unless otherwise specifically stated in the Agreement. The foregoing notwithstanding, an Event shall not cause restrictions on Restricted Stock related solely to the Participant's length of service with the Company or any Affiliate to lapse on any Awards that the Committee elects, before the Event, to convert into restricted stock of an acquiring corporation. If the Committee so elects to convert the Awards, the number of shares of such converted restricted stock shall be determined by adjusting the amount and price of the Awards granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization, and the schedule for lapse of restrictions set forth in the Agreement shall continue to apply to the converted restricted stock. Nothing in this Section 7.3 or elsewhere in the Plan shall authorize the Committee to take any action contrary to any provision regarding lapse of restrictions that is contained in any Agreement or employment agreement if the action would reduce the benefits to the Participant, unless the Participant consents to the action.

     7.4 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

                                   ARTICLE 8.

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     8.1 General. No Award shall be granted, no Stock shall be issued, and no certificates for shares of Stock shall be delivered under the Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock awarded hereunder may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Award shall be granted, no Stock shall be issued, and no certificate for shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

     8.2 Representations by Participants. As a condition to receiving an Award, the Company may require a Participant to represent and warrant at the time of any such award that the shares are being held only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 8.1. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Stock hereunder.

                                   ARTICLE 9.

                                     TAXES

     9.1 Immediate Taxation. If an employee elects, pursuant to Section 83(b) of the Code, to include in gross income for federal income tax purposes an amount equal to the fair market value of Restricted Stock subject to an Award, the employee shall make arrangements satisfactory to the Company to pay to the Company or its Affiliate any federal, state or local taxes required to be withheld with respect to such Stock. If an employee who makes such an election fails to pay the necessary amounts to the Company or its Affiliate, the Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any taxes of any kind required by law to be withheld with respect to the Stock covered by the Award.

     9.2 Deferred Taxation. If an election under Section 83(b) of the Code has not been made, then at the time Restricted Stock becomes Unrestricted Stock or an Award otherwise becomes taxable, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares of Stock to which the Participant is entitled hereunder, pay to the Company or its Affiliate amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. The Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock becoming Unrestricted Stock or an Award otherwise becoming taxable.

                                  ARTICLE 10.

                               GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The laws of the State of Washington shall apply to all matters arising under the Plan, to the extent that federal law does not apply.

     10.5 Compliance with Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.6 Amendment. The Committee may amend or terminate the Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent. Provided further that the shareholders of the Company must approve any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan, the maximum number of shares with respect to which any Participant may be granted Awards in any calendar year, or the maximum number of shares that may be granted as Awards of Restricted Stock that are subject to restrictions based solely on continuous employment, except pursuant to Article 7.

     10.7 Effective Date of Plan. No Award under the terms of the Plan as amended and restated as of January 16, 2001, will be effective unless and until the amendments approved by the Board on January 16, 2001, are approved by shareholders holding a majority of the Company's outstanding voting stock present or represented by proxy and entitled to vote at the Company's next annual shareholders' meeting, which is duly held, that occurs after January 16, 2001, the date that the Board authorized the Company to adopt the amendments to the Plan which are being submitted to the shareholders in such annual shareholders meeting. If such amendments are not so approved by the shareholders of the Company, then the Plan as amended and restated as of January 16, 2001 shall be of no force or effect and the Plan as amended and restated as of January 18, 2000 shall continue to govern.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on this
the   day of             , 2001, but to be effective on January 16, 2001.

                                          WASHINGTON MUTUAL, INC.

                                          By:

                                          Its:

                                                                      APPENDIX C

                               WASHINGTON MUTUAL

                            BONUS AND INCENTIVE PLAN
                  FOR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT
              AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 20, 2001

     The Directors' Compensation and Stock Option Committee (the "Compensation Committee") of Washington Mutual, Inc. ("Washington Mutual") hereby adopts this bonus and incentive plan, effective for bonus periods beginning on or after January 1, 1999, subject to shareholder approval as described in Section 3.

     1. Purpose. The purpose of this plan is to provide performance-based incentive compensation in the form of cash bonuses to executive officers and senior management of Washington Mutual and its affiliates. This plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)").

     2. Administration. This plan has been established by, and shall be administered by, the Compensation Committee. The Compensation Committee is composed solely of 2 or more outside directors as defined in Section 162(m) and, therefore, qualifies as an independent compensation committee under Section 162(m).

     3. Shareholder Approval. This plan shall be effective if, and only if, Washington Mutual's shareholders, by a majority of the votes cast, approve the material terms of the performance goals in this plan, specifically, the employees eligible to receive bonuses under this plan; the business criteria on which the performance goals may be based; and the maximum amount of compensation that may be paid to any employee under this plan in any year. No bonuses will be paid under this plan until after this approval is obtained. To the extent necessary for this plan to qualify as performance-based compensation under
Section 162(m) or its successor under then applicable law, these material terms of the performance goals shall be disclosed to and reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

     4. Participants. For each bonus measurement period (which may but need not be a calendar year), the Compensation Committee will choose, in its sole discretion, those eligible employees who will participate in this bonus plan during that measurement period and will be eligible to receive a bonus under this plan for that measurement period.

          (a) Eligible Employees. All members of senior management of Washington Mutual and its affiliates are eligible to participate in this plan. For purposes of this bonus plan, senior management is defined as any officer with the rank of Senior Vice President or above of Washington Mutual, Inc., of any affiliate and of any established division within an affiliate.

          (b) Employment Criteria. In general, to participate in this plan an eligible employee must be continuously employed by Washington Mutual or an affiliate for the entire measurement period. The foregoing notwithstanding:
     (i) if an otherwise eligible employee joins Washington Mutual or an affiliate during the measurement period, the Compensation Committee may, in its discretion, add the employee to this plan for the partial measurement period, and (ii) if the employment of an otherwise eligible employee ends before the end of the measurement period because of death, disability, voluntary termination of employment upon or after attaining age 62, or termination of employment upon or after a Change in Control (as that term is defined in the employee's Employment Agreement), the employee shall be paid a pro-rata portion of the bonus, if any, that otherwise would have been payable under this plan. If a participant is on unpaid leave status for any portion of the measurement period, the Compensation Committee, in its discretion, may reduce the participant's bonus on a pro-rata basis.

     All determinations related to eligibility or the pro-ration of any bonus shall be made by the Compensation Committee pursuant to the above terms, and those determinations shall be final and binding on all employees.

     5. Business Criteria on Which Performance Goals Shall be Based. The payment of bonuses under this plan shall be based on Washington Mutual's attainment of performance goals based on one or more of the following business criteria:

     - Return on average common equity.

     - Return on average equity.

     - Efficiency ratio (other expense as a percentage of other income plus net interest income), either before or after amortization of intangible assets (goodwill).

     - Net operating expense (other income less other expense), either before or after amortization of intangible assets (goodwill).

     - Earnings per diluted share of common stock.

     - Operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill).

     - Return on average assets.

     - Ratio of nonperforming assets to total assets.

     - Customer Service.

     These business criteria shall be construed consistent with the use of the same terms in Washington Mutual's published financial statements. All business criteria other than earnings per diluted share of common stock shall exclude transaction-related expense unless otherwise determined by the Compensation Committee in selecting the business criteria for a particular bonus measurement period pursuant to Section 6 below. In selecting any business criteria other than earnings per diluted share of common stock, the Compensation Committee may elect, pursuant to Section 6 below, to exclude amortization of intangible assets (goodwill), or to exclude depreciation and amortization.

     6. Establishing Performance Goals. The Compensation Committee shall establish, for each bonus measurement period: (a) the length of the bonus measurement period, (b) the specific business criterion or criteria, or combination thereof, that will be used; (c) the specific performance targets that will be used for the selected business criterion or criteria; (d) any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items, (e) the formula for calculating bonuses in relation to the performance targets; (f) the eligible employees who will participate in the bonus plan for that measurement period; and (g) if applicable, the target bonus amounts for each participant for the measurement period. The Compensation Committee shall make these determinations in writing no later than 90 days after the start of each measurement period, on or before 25 percent of the measurement period has elapsed, and while the outcome is substantially uncertain. Bonus payments to any one participant in any one calendar year under this plan shall not exceed $5,000,000.

     Unless otherwise specified by the Compensation Committee in its written determinations establishing the bonus criteria for the particular bonus measurement period, if Washington Mutual or its affiliates consummate one or more acquisitions during the bonus measurement period that, individually or in the aggregate, constitute a Triggering Acquisition, the bonus measurement period shall end early, on the last day of the calendar quarter immediately before the consummation of the first acquisition that constitutes a Triggering Acquisition (either individually or when aggregated with prior acquisitions during the bonus measurement period), and pro-rated bonuses shall be paid based on the degree of attainment of the performance goals during the shortened bonus measurement period. For purposes of this paragraph, a Triggering Acquisition means an acquisition (or combination of acquisitions) in which the acquired entity's operating earnings (earnings before transaction-related expense) for the four quarters completed immediately before consummation of the acquisition is equal to 10% or more of the pro-forma operating earnings for the same four quarters for the combination of Washington Mutual and its affiliates and the acquired entity. (If either Washington Mutual and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be done using pro-forma earnings for each combined entity.)

     If an employee joins Washington Mutual or an affiliate during the measurement period and becomes an eligible employee pursuant to Paragraph 4(b), and if the employee is a "covered employee" within the meaning of Section 162(m) (because the employee is the chief executive officer or is among the 4 highest compensated officers for the year other than the chief executive officer), then to the extent necessary for this plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, all relevant elements of the performance goals established pursuant to paragraph 6 of this plan for that employee must be established on or before the date on which 25% of the time from the commencement of employment to the end of the measurement period has elapsed and the outcome under the performance goals for the measurement period must be substantially uncertain at the time those elements are established.

     7. Determination of Attainment of Performance Goals. The Compensation Committee shall determine, pursuant to the performance goals and other elements established pursuant to section 6 of this plan, the bonus amounts to be paid to each employee for each measurement period. The Compensation Committee's determinations shall be final and binding on all participants. These determinations must be certified in writing before bonuses are paid, which requirement may be satisfied by approved minutes of the Compensation Committee meeting setting out the determinations made. The Compensation Committee shall not have discretion to increase the amount of the bonus that would otherwise be due upon attainment of the goals established pursuant to paragraph 6 of this plan to any employee who is a "covered employee" within the meaning of Section 162(m) if increasing the bonus would cause the bonus or any part thereof to not be deductible under the Internal Revenue Code.

     8. Amendments. The Compensation Committee may not amend or terminate this plan so as to increase, reduce or eliminate bonuses payable under this plan for any given measurement period retroactively, that is, on any date later than 90 days after the start of the measurement period. The Compensation Committee may amend or terminate this plan at any time on a prospective basis and/or in any fashion that does not increase, reduce or eliminate bonuses retroactively. The foregoing notwithstanding, the Compensation Committee shall not have the power to amend this plan in any fashion that would cause the plan to fail to qualify as performance-based compensation with respect to any "covered employee" as defined under Section 162(m) or its successor. Without limiting the generality of the foregoing, to the extent it would cause this plan to fail to qualify as performance-based compensation with respect to any "covered employee" as defined under Section 162(m) or its successor under then applicable law, the Compensation Committee shall not have the power to change the material terms of the performance goals unless (i) the modified performance goals are established by the Compensation Committee no later than 90 days after the start of the applicable measurement period, on or before 25 percent of the measurement period has elapsed, and while the outcome is substantially uncertain and (ii) no bonuses are paid under the modified performance goals until after the material terms of the modified performance goals are disclosed to and approved by Washington Mutual's shareholders.

     9. Effectiveness; Prior Plans Superseded. Upon shareholder approval as described in Section 3, this plan shall be effective for bonus periods beginning on or after January 1, 2001, and shall replace and supersede the Bonus and Incentive Plan for Executive and Senior Management adopted effective January 1, 1999.

Executed effective as of February 20, 2001.

                                          DIRECTORS' COMPENSATION &
                                          STOCK OPTION COMMITTEE

                                          By       /s/ JOHN W. ELLIS

                                            ------------------------------------
                                                       John W. Ellis
                                                       Its: Chairman

                            [WASHINGTON MUTUAL LOGO]


                      1201 THIRD AVENUE, SEATTLE, WA 98101

           PROXY FOR THE APRIL 17, 2001 ANNUAL MEETING OF SHAREHOLDERS

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WASHINGTON MUTUAL, INC.

The undersigned shareholder(s) of Washington Mutual, Inc. (the "Company") hereby appoints William L. Lynch and Fay L. Chapman, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company and all Premium Income Equity Securities ("PIES") (by virtue of the share of Series H Preferred Stock pledged to secure the obligations comprising each PIES) held of record by the undersigned on March 2, 2001, at the Annual Meeting of Shareholders to be held at 2:00 p.m., Tuesday, April 17, 2001, and at any and all adjournments thereof. Each share of Common Stock is entitled to one vote per share and each PIES is entitled to one-tenth vote per PIES for each of the items properly presented at the Annual Meeting.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                            [WASHINGTON MUTUAL LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, April 17, 2001
                                    2:00 p.m.
                  Washington State Convention and Trade Center
               900 Convention Place at 9th Avenue and Pike Street
                               Seattle, Washington

                                                         Please mark    /X/
                                                         your votes as
                                                         indicated in
                                                         this example.



                            FOR all nominees listed        WITHHOLD AUTHORITY
                            below (except as marked     to vote for all nominees
                             to the contrary below)             listed below
1. ELECTION OF DIRECTORS:            / /                           / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

   Nominee (Term will expire in 2002):  William P. Gerberding
   Nominees (Term will expire in 2004): Anne V. Farrell, Stephen E. Frank,
                                        Enrique Hernandez, Jr., Mary E. Pugh,
                                        William D. Schulte



2. APPROVAL OF AMENDMENTS TO WASHINGTON MUTUAL'S EQUITY INCENTIVE PLAN.

                FOR                AGAINST                ABSTAIN
                / /                  / /                    / /


3. APPROVAL OF AMENDMENTS TO WASHINGTON MUTUAL'S BONUS AND INCENTIVE PLAN FOR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT.

                FOR                AGAINST                ABSTAIN
                / /                  / /                    / /


4. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                FOR                AGAINST                ABSTAIN
                / /                  / /                    / /

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.




Signature(s)________________________________________________ Date _______, 2001

(Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)

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                            - FOLD AND DETACH HERE -